                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF REORGANIZATION

                                     BY AND AMONG

                         NETSCAPE COMMUNICATIONS CORPORATION,

                            KNIFE ACQUISITION CORPORATION

                                         AND

                              KIVA SOFTWARE CORPORATION

                            DATED AS OF NOVEMBER 24, 1997

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I   THE MERGER........................................................1
    1.1       The Merger......................................................1
    1.2       Effective Time..................................................2
    1.3       Effect of the Merger............................................2
    1.4       Articles of Incorporation; Bylaws...............................2
    1.5       Directors and Officers..........................................2
    1.6       Maximum Shares to Be Issued; Effect on Capital Stock............2
    1.7       Dissenting Shares...............................................5
    1.8       Surrender of Certificates.......................................6
    1.9       No Further Ownership Rights in Company Common Stock.............7
    1.10      Lost, Stolen or Destroyed Certificates..........................7
    1.11      Tax and Accounting Consequences.................................8
    1.12      Taking of Necessary Action; Further Action......................8

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................8
    2.1       Organization of the Company.....................................8
    2.2       Company Capital Structure.......................................9
    2.3       Subsidiaries....................................................9
    2.4       Authority......................................................10
    2.5       Company Financial Statements...................................11
    2.6       No Undisclosed Liabilities.....................................12
    2.7       No Changes.....................................................12
    2.8       Tax and Other Returns and Reports..............................13
    2.9       Restrictions on Business Activities............................15
    2.10      Title to Properties; Absence of Liens and Encumbrances.........15
    2.11      Intellectual Property..........................................15
    2.12      Agreements, Contracts and Commitments..........................19
    2.13      Interested Party Transactions..................................20
    2.14      Compliance with Laws...........................................21
    2.15      Litigation.....................................................21
    2.16      Insurance......................................................21
    2.17      Minute Books...................................................21
    2.18      Environmental Matters..........................................21
    2.19      Brokers' and Finders' Fees; Third Party Expenses...............22
    2.20      Employee Matters and Benefit Plans.............................23
    2.21      Employees......................................................26
    2.22      Governmental Authorizations and Licenses.......................26
    2.23      Pooling of Interests...........................................26
    2.24      Representations Complete.......................................26

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........27
    3.1       Organization, Standing and Power...............................27
    3.2       Authority......................................................27
    3.3       Capital Structure..............................................27
    3.4       SEC Documents; Parent Financial Statements.....................28
    3.5       No Material Adverse Change.....................................28
    3.6       Litigation.....................................................28
    3.7       Pooling of Interests...........................................29

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME..............................29
    4.1       Conduct of Business of the Company.............................29
    4.2       No Solicitation................................................31

ARTICLE V  ADDITIONAL AGREEMENTS.............................................33
    5.1       Sale and Registration of Shares; Stockholder Matters...........33
    5.2       Access to Information..........................................34
    5.3       Confidentiality................................................35
    5.4       Expenses.......................................................35
    5.5       Public Disclosure..............................................35
    5.6       Consents.......................................................35
    5.7       FIRPTA Compliance..............................................35
    5.8       Commercially Reasonable Efforts................................35
    5.9       Notification of Certain Matters................................36
    5.10      Certain Benefit Plans..........................................36
    5.11      Pooling Accounting.............................................36
    5.12      Affiliate Agreements...........................................36
    5.13      Voting Agreements..............................................37
    5.14      Additional Documents and Further Assurances....................37
    5.15      Registration Statement on Form S-8.............................37
    5.16      Nasdaq National Market Listing.................................37
    5.17      Company's Independent Accountants..............................37
    5.18      Indemnification Continuation...................................37
    5.19      Tax Matters....................................................37
    5.20      Stockholder Certificates; Information on Company Shareholders..38

ARTICLE VI  CONDITIONS TO THE MERGER.........................................38
    6.1       Conditions to Obligations of Each Party to Effect the Merger...38
    6.2       Additional Conditions to Obligations of the Company............38

ARTICLE VII  ESCROW..........................................................41
    7.1       Escrow Period..................................................41
    7.2       Escrow Arrangements............................................41

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER..............................47
    8.1       Termination....................................................47

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    8.2       Effect of Termination..........................................48
    8.3       Amendment......................................................48
    8.4       Extension; Waiver..............................................48

ARTICLE IX  GENERAL PROVISIONS...............................................49
    9.1       Survival of Representations, Warranties and Agreements.........49
    9.2       Notices........................................................49
    9.3       Interpretation.................................................50
    9.4       Counterparts...................................................50
    9.5       Entire Agreement; Assignment...................................50
    9.6       Severability...................................................50
    9.7       Other Remedies.................................................51
    9.8       Governing Law..................................................51
    9.9       Arbitration....................................................51
    9.10      Rules of Construction..........................................52
    9.11      Specific Performance...........................................52

                                  INDEX OF EXHIBITS


EXHIBIT            DESCRIPTION
-------            -----------

Exhibit A          Form of Stockholder Certificate

Exhibit B          Form of Declaration of Registration Rights

Exhibit C-1        Form of Letter to OMNES

Exhibit C-2        Form of Letter to IONA Technologies Inc.

Exhibit C-3        Form of Letter to NSI

Exhibit D          Form of Company Affiliate Agreement

Exhibit E          Form of Parent Affiliate Agreement

Exhibit F          Form of Shareholder Voting Agreement

Exhibit G          Form of Legal Opinion of Counsel to Parent

Exhibit H          Form of Legal Opinion of Counsel to the Company

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                                  INDEX OF SCHEDULES


SCHEDULE           DESCRIPTION
--------           -----------

2.2(a)             Shareholder List
2.2(b)             Option List
2.3                Subsidiaries of the Company
2.4                Governmental and Third Party Consents
2.5                Company Financials
2.6                Undisclosed Liabilities
2.7                No Changes
2.8                Tax Returns and Audits
2.9                Restrictions on Business Activities
2.10(a)            Leased Real Property
2.10(b)            Liens on Property
2.11(b)            Company Registered Intellectual Property
2.11(d)            Intellectual Property Developed or Created by any Person
                     other than the Company without Written Agreement
2.11(e)            Transferred Intellectual Property
2.11(g)            Incoming Intellectual Property Licenses
2.11(h)            Obligations Regarding Intellectual Property
2.11(j)            Necessary Actions to Preserve Intellectual Property Rights
2.12(a)            Agreements, Contracts and Commitments
2.12(b)            Breaches
2.13               Interested Party Transactions
2.15               Litigation
2.16               Insurance
2.19               Brokers/Finders Fees; Expenses of Transaction
2.20(b)            Employee Benefit Plans and Employee Agreements
2.20(d)            Employee Plan Compliance
2.20(g)            Post Employment Obligations
2.20(i)(i)         Effect of Transaction
2.20(i)(ii)        Excess Parachute Payments
2.20(k)            Labor
3.2                Certain Consents, Waivers and Approvals
5.6                Certain Third Party Consents
5.12               Company Affiliate List
5.13               Stockholders Signing Voting Agreements
6.2(c)             Third Party Consents Required of Parent

                         AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of November 24, 1997 by and among Netscape Communications Corporation, a Delaware corporation ("PARENT"), Knife Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and KIVA Software Corporation, a California corporation (the "COMPANY").

                                       RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company (including all shares of Common Stock of the Company issued upon conversion of all Preferred Stock of the Company immediately prior to the closing of the Merger) ("COMPANY CAPITAL STOCK") shall be converted into the right to receive shares of voting Common Stock of Parent ("PARENT COMMON STOCK"), and all outstanding options to purchase shares of Common Stock of the Company shall be assumed by Parent.

     C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, and the release of such amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

     D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                      ARTICLE I

                                      THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law ("CALIFORNIA LAW") and Delaware General Corporation Law ("DELAWARE LAW"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement or Certificate of Merger (or like instrument) with the Secretary of State of the State of California and the Secretary of State of the State of Delaware (the "MERGER AGREEMENT"), in accordance with the relevant provisions of applicable law (the later of (i) the time of confirmation by the Secretary of State of California of such filing (ii) the time of confirmation of the Secretary of State of Delaware of such filing or (iii) such later time as may be provided in the Merger Agreement, being referred to herein as the "EFFECTIVE TIME").

     1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4    ARTICLES OF INCORPORATION; BYLAWS.

            (a) Unless otherwise determined by Parent prior to the Effective Time, the Articles of Incorporation of the Surviving Corporation at the Effective Time shall be as provided in the Merger Agreement until thereafter amended as provided by law and such Articles of Incorporation.

            (b) Unless otherwise determined by Parent, the Merger Agreement shall provide that the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation as of the Effective Time until thereafter amended.

     1.5 DIRECTORS AND OFFICERS. The Merger Agreement shall provide that the director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The Merger Agreement shall provide that the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6 MAXIMUM SHARES TO BE ISSUED; EFFECT ON CAPITAL STOCK. The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock shall be equal to the Aggregate Parent Share Number

(as defined in Section 1.6(g)(iii)). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Effective Time pursuant to the exercise of options, warrants or other rights to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

            (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Common Stock of the Company (including all shares of Common Stock of the Company issued upon conversion of all Preferred Stock of the Company ("COMPANY PREFERRED STOCK") and upon exercise of all outstanding warrants (the "WARRANTS") immediately prior to the Closing) (collectively, the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.6(g)(v) below) upon surrender of the certificate representing such share of Company Common Stock in the manner provided in
Section 1.8.

            (b) CANCELLATION OF COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

            (c) STOCK OPTIONS. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 1995 Stock Option Plan (the "OPTION PLAN") or otherwise shall be assumed by Parent in accordance with provisions described below.

                    (i) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "COMPANY OPTION") under the Option Plan or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable (when vested) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down (in the case of Company Options granted under the Option Plan) to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

                   (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the

Internal Revenue Code of 1986, as amended (the "CODE"), to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

                  (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

            (d) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares of Common Stock of Merger Sub shall, as of the Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.

            (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Capital Stock), reorganization, recapitalization or other like change with respect to Company Capital Stock that occurs or has a record date after the date hereof and prior to the Effective Time.

            (f) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive, without any interest, from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock for the twenty (20) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

            (g)     DEFINITIONS.

                    (i) AGGREGATE COMPANY COMMON NUMBER. The "AGGREGATE COMPANY COMMON NUMBER" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including all shares of Company Common Stock to be issued upon conversion of all Company Preferred Stock and following exercise of the Warrants.)

                    (ii) AGGREGATE COMPANY OPTION NUMBER. The "AGGREGATE COMPANY OPTION NUMBER" shall mean the aggregate number of shares of Company Common Stock issuable upon the exercise of all outstanding Company options (vested and unvested), warrants and other rights to acquire shares of Company Common Stock immediately prior to the Effective Time.

                    (iii)  AGGREGATE PARENT SHARE NUMBER.  The "AGGREGATE
PARENT SHARE NUMBER" shall be the number of shares of Parent Common Stock determined by dividing (A) $188 million by (B) the average closing sale price of a share of Parent Common Stock, as reported on The

Nasdaq National Market, for the twenty (20) most recent trading days ending on the trading day immediately preceding the Closing Date (the "AVERAGE PRICE"); provided, however, that if the Average Price is greater than $40.00, the Average Price shall be deemed to be $40.00; and if the Average Price is less than $25.00, the Average Price shall be deemed to be $25.00 (which limits on the Average Price are referred to herein as the "AVERAGE PRICE LIMITS"). The Average Price and Average Price Limits shall (as applicable) be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock that occurs or has a record date after the date hereof and prior to the Effective Time.

                    (iv) ESCROW AMOUNT. The "ESCROW AMOUNT" shall be a number of shares of Parent Common Stock obtained by multiplying (x) the Aggregate Company Common Number by (y) the Exchange Ratio by (z) 0.10.

                    (v) EXCHANGE RATIO. The "EXCHANGE RATIO" shall mean the quotient obtained by dividing (x) the Aggregate Parent Share Number by (y) the sum of (A) the Aggregate Company Common Number, plus (B) the Aggregate Company Option Number.

     1.7    DISSENTING SHARES.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("DISSENTING SHARES") shall not be converted into or represent a right to receive Parent Common Stock pursuant to
Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

            (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who is otherwise entitled to exercise dissenters' rights under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) such dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and payment for any fractional share as provided in
Section 1.6(f), without interest thereon, upon surrender of the certificate representing such shares.

            (c) The Company shall give Parent (i) prompt notice of any written demands for the exercise of dissenters' rights in respect of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to California Law (including without limitation instruments concerning appraisal or dissenters' rights) and received by the Company and
(ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for the exercise of dissenters' rights in respect of any shares of Company Capital Stock or offer to settle or settle any such demands.

     1.8    SURRENDER OF CERTIFICATES.

            (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company with assets of not less than $500 million to act as exchange agent (the "EXCHANGE AGENT") in the Merger.

            (b) PARENT TO PROVIDE COMMON STOCK. As soon as practicable after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, (i) the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock, and (ii) cash for fractional shares in the amount described in Section 1.6(f); provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to
Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

            (c) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, Parent shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to
Article VII hereof), plus cash in lieu of fractional shares in accordance with
Section 1.6(f), to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount, which certificate shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Notwithstanding the provisions of
Section 1.6(a), from the Closing and until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends (subject to Section 1.8(d)), to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company

Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with
Section 1.6.

            (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock declared or made with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock.

            (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional share, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. No party to this Agreement shall take any action inconsistent with such treatment.

     1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                      ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in a document dated as of the date hereof referring specifically to the representations, warranties or covenants in this Agreement which is delivered by the Company to Parent immediately prior to the execution of this Agreement (the "COMPANY SCHEDULES"), the Company represents and warrants to Parent and Merger Sub as set forth below. Any disclosure included in the Company Schedules with respect to a particular representation and warranty shall be deemed to be a disclosure with respect to all of the Company's representations and warranties to which it applies, provided that the application of such disclosure to such other representations and warranties is either (i) readily apparent from the nature of such disclosure, or
(ii) reasonably indicated in the section of the Company Schedules where such disclosure is actually made.

     2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, financial condition, results of operations, or assets (including intangible assets) (hereinafter referred to as a "MATERIAL ADVERSE EFFECT") of the Company, provided, however, that a Material Adverse Effect shall not include any adverse effect following the date of this Agreement on the business, financial condition or results of operations of the Company that is solely attributable to the Merger contemplated by this Agreement or the announcement of the Merger. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

     2.2    COMPANY CAPITAL STRUCTURE.

            (a) The authorized capital stock of the Company consists of 17,000,000 shares of authorized Common Stock, of which 6,418,816 shares are issued and outstanding on the date of this Agreement, 4,754,688 shares of authorized Series A Preferred Stock ("SERIES A PREFERRED"), of which 4,683,071 shares are issued and outstanding on the date of this Agreement, and 2,850,000 shares of authorized Series B Preferred Stock ("SERIES B PREFERRED"), of which 2,791,907 shares are issued and outstanding on the date of this Agreement. As of the date of this Agreement, the Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts, set forth on
SCHEDULE 2.2(A). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

            (b) The Company has reserved 3,500,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which on the date of this Agreement 1,776,099 shares are subject to outstanding, unexercised options, 472,628 shares remain available for future grant and 1,251,273 shares have been issued pursuant to the exercise of options issued under the Option Plan. The Company has reserved (i) sufficient shares of Common Stock for issuance upon conversion of the Series A Preferred and Series B Preferred (including any such Preferred stock to be issued on exercise of warrants, (ii) 603,000 shares of Common Stock for issuance upon exercise of outstanding Company Options granted outside the Option Plan and
(iii) 28,383 shares of Series A Preferred Stock for issuance upon exercise of the Warrants. SCHEDULE 2.2(b) sets forth for each outstanding Company Option or Warrant the name of the holder of such option or Warrant, the domicile address of such holder, the number of shares of Common Stock subject to such option or Warrant, the exercise price of such option or Warrant and the vesting schedule for such option or Warrant, including the extent vested on the date of this Agreement and whether the exercisability of such option or Warrant will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options and Warrants described in SCHEDULE 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Capital Stock and Options and Warrants have been or will be properly given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time.

     2.3    SUBSIDIARIES.

            (a) SCHEDULE 2.3 sets forth each subsidiary of the Company (the "SUBSIDIARIES"). Except for the Subsidiaries, the Company has no other subsidiaries and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity. With respect to each Subsidiary, SCHEDULE 2.3 lists the date of incorporation (or local law equivalent), all shareholders, the number of shares held by each shareholder, the Board of Directors (or local law equivalent) of such Subsidiary and the officers (or local law equivalent) of such Subsidiary.

            (b) None of the Subsidiaries (i) are "Significant Subsidiaries" within the meaning of Rule 405 of the 1933 Act, (ii) own any material assets or have incurred any material liabilities, or (iii) have entered into any material agreements or other commitments of any kind or nature.

            (c) Each Subsidiary that is a corporation: (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii) has all necessary corporate power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for, in each of clauses (i), (ii) and (iii), such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Each Subsidiary that is not a corporation:
(i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the material properties and material assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary.

            (d) Other than directors qualifying shares in foreign jurisdictions, all the outstanding shares of capital stock of each Subsidiary that is a corporation are validly issued, fully paid, nonassessable and free of preemptive rights and are owned by the Company, whether directly or indirectly, free and clear of all encumbrances.

            (e) There are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character to which Company or any Subsidiary is a party obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Subsidiary.

            (f) No Subsidiary has taken any action that in any respect materially conflicts with, constitutes a material default under or results in a material violation of any provision of its charter or bylaws (or similar organizational documents). True and complete copies of the charter and bylaws (or similar organizational documents), in each case as in effect on the date hereof, of each Subsidiary have been made available or delivered by the Company to Parent.

     2.4 AUTHORITY. Subject only to the requisite approval of the Merger and this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the Merger and this Agreement is that number of shares as would constitute a majority of the outstanding shares of the Company's Common Stock and a majority of the outstanding shares of the Company's Preferred Stock. The execution and delivery of this

Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth on SCHEDULE 2.4, subject only to the approval of the Merger and this Agreement by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, materially conflict with, or result in any material violation of, or material default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the Company's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, except (i) for the filing of the Merger Agreement with the California Secretary of State and the Delaware Secretary of State, (ii) for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) for such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
SCHEDULE 2.4, and (iv) where the failure to obtain or make any such consent, waiver, authorization, filing, approval or registration would not have a Material Adverse Effect.

     The Company shall have obtained, at or prior to Closing, (i) the consents, waivers and approvals listed on the attached SCHEDULE 5.6 and (ii) executed letters from OMNES, IONA Technologies Inc. and Network Solutions Inc. substantially in the form attached hereto as EXHIBITS C-1, C-2 and C-3. In addition, the Company shall have obtained at or prior to Closing any consents, waivers or approvals required by Parent prior to Closing under any of the Contracts as may be required in connection with the Merger so as to preserve all rights of and benefits to the Company thereunder.

     2.5    COMPANY FINANCIAL STATEMENTS.

            (a) SCHEDULE 2.5 sets forth the Company's audited balance sheet as of June 30, 1997 (the "BALANCE SHEET") and the related audited statements of operations, shareholders' equity and cash flows for the year then ended and the footnotes thereto, as well as the Company's unaudited balance sheet as of September 30, 1997 and the related unaudited statements of operations, stockholders' equity and cash flows for the nine month period then ended and the footnotes thereto (collectively, the "COMPANY

FINANCIALS"). The Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other, except that the unaudited financial statements do not contain any footnotes as required by GAAP. The Company Financials present fairly in all material respects the financial condition and operating results of the Company as of the dates and during the periods indicated therein, which such adjustments are not expected to be material in amount or significance.

     2.6 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), except for (i) those liabilities which are reflected in the Balance Sheet, and (ii) those liabilities which were incurred after June 30, 1997 in the ordinary course of the Company's business consistent with past practices and do not exceed $10,000 individually or $25,000 in the aggregate.

     2.7 NO CHANGES. Except as set forth in SCHEDULE 2.7, since the date of the Balance Sheet, there has not been, occurred or arisen any:

            (a) transaction by the Company or any Subsidiary except in the ordinary course of business consistent with past practices;

            (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

            (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

            (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect;

            (e) significant labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

            (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

            (g) revaluation by the Company of any of its assets which individually or in the aggregate would be material;

            (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any capital stock of the Company;

            (i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person except in the ordinary course of business consistent with past practices or as otherwise contemplated by this Agreement;

            (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business consistent with past practices;

            (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

            (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness for borrowed money, guaranteeing by the Company of any indebtedness of any other party, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for loans made and indebtedness incurred by the Company which do not exceed $10,000 individually or $25,000 in the aggregate in the ordinary course of business, consistent with past practices;

            (m) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company except in the ordinary course of business, consistent with past practices;

            (n) commencement or notice or, to the Company's knowledge, threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

            (o) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

            (p) material change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Company Intellectual Property Rights to the Company;

            (q) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect; or

            (r) agreement by the Company to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.8    TAX AND OTHER RETURNS AND REPORTS.

            (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b)     TAX RETURNS AND AUDITS.  Except as set forth in
SCHEDULE 2.8:

                    (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations within the time prescribed by applicable law.

                    (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                    (iii) There is no Tax deficiency outstanding, proposed or assessed in writing against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                    (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

                    (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

                    (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of the Company's incorporation.

                    (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes.

                    (viii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                    (ix) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                    (x) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                    (xi) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                    (xii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

     2.9    RESTRICTIONS ON BUSINESS ACTIVITIES.  Except as set forth in
SCHEDULE 2.9, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of materially prohibiting or materially impairing any business practice of, or the conduct of business by, the Company, any acquisition of property (tangible or intangible) by the Company, or the freedom of the Company to engage in any line of business or to compete with any other person. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.10   TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

            (a) The Company owns no real property, nor has it ever owned any real property. SCHEDULE 2.10(a) sets forth a list of all real property leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default by the Company (or event which with notice or lapse of time, or both, would constitute such a material default).

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in SCHEDULE 2.10(b) and except for liens for Taxes not yet due and payable municipal and zoning ordinances, easements for public utilities and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.11   INTELLECTUAL PROPERTY.

            (a) For the purposes of this Agreement, the following terms have the following definitions:

     "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded;
(ix) any similar, corresponding or equivalent rights to any of the foregoing and
(x) all documentation related to any of the foregoing.

     "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that
(i) is owned by (ii) is exclusively licensed to or (iii) was developed or created by the Company or any subsidiary of the Company.

     "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

            (b)     SCHEDULE 2.11(b) lists all Registered Intellectual
Property owned by, or filed in the name of, the Company or the Subsidiary (the "COMPANY REGISTERED INTELLECTUAL PROPERTY") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

            (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in SCHEDULE 2.11(b), is free and clear of any Liens. The Company (i) to its knowledge is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively all copyrighted works that are Company products (currently shipping and under development) or other material works of authorship that the Company otherwise purports to own.

            (d) Except as set forth in SCHEDULE 2.11(d), to the extent that any Intellectual Property has been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment.

            (e) Except as set forth in SCHEDULE 2.11(e), the Company has not transferred ownership of or granted any material license of or material right to use or authorized the retention of any material rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

            (f) The Company owns or has a written license to all Intellectual Property used in the conduct of its business as it currently is conducted including, without limitation, products, technology or services currently under development and the design, development, manufacture, use, import and sale of the products, technology and services of the Company.

            (g) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in
SCHEDULE 2.11(g) include all material contracts, licenses and agreements, to which the Company is a party as of the date of this Agreement with respect to any Intellectual Property of any person other than the Company. No person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

            (h) SCHEDULE 2.11(h) lists all contracts, licenses and agreements between the Company and any other person as of the date of this Agreement wherein or whereby the Company has agreed to, or assumed, any material obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any material obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company.

            (i) (X) The operation of the business of the Company as it is currently conducted (including, without limitation, products, technology or services currently under development and the design, development, manufacture, use, import and sale of the products, technology and services of the Company) does not infringe or misappropriate the Intellectual Property (other than Patents) of any person, or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property (other than Patents) of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction or is owned by any person (nor is the Company aware of any basis therefor).

                    (Y) The operation of the Company's Business (as defined below) does not and will not infringe or misappropriate the patents of any person, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the patents of any person (nor is the Company aware of any basis therefor). The representations and warranties of this
Section 2.11(i)(Y) shall only apply to claims of infringement or misappropriation or violations arising from (i) the products or technology of the Company existing as of the Closing Date and (ii) products or technology under development as of the Closing Date up to and including the first commercial release of any such products or technology. The term "BUSINESS" means the operations of the Company as conducted as of the Closing Date, including the manufacture, sale, licensing, copying, distribution or other exploitation of any product or technology under development as of such dates.

            (j) To the Company's knowledge, each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. SCHEDULE 2.11(j) lists all actions that must be taken by the Company within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Intellectual Property. In each case in which the Company has acquired ownership of any Intellectual Property rights from any person, the Company has obtained an assignment to all rights in such Intellectual Property.

            (k) There are no material contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any material dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

            (l) To the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

            (m) The Company has taken reasonable steps in accordance with normal industry practice to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has and enforces a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms.

            (n) No Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation involving the Company that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

            (o) To the knowledge of the Company, no (i) product, technology, service or publication of the Company or (ii) material published or distributed by the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation the violation of which would have a Material Adverse Effect.

            (p) The Company has taken reasonable steps to ensure that its products (including existing products and technology and products and technology currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). The Company has taken reasonable steps to ensure that its products (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's internal computer and technology products and systems which are critical to the operation of the Business are Year 2000 Compliant.

     2.12   AGREEMENTS, CONTRACTS AND COMMITMENTS.

            (a) Except as set forth on SCHEDULE 2.12(a), the Company does not have, is not a party to nor is it bound by:

                    (i)    any collective bargaining agreements,

                    (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                    (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                    (iv) any written employment or consulting agreement, contract or commitment (excluding "at will" employment relationships) with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company, and any other such agreement, contract or commitment involving payments in excess of $10,000 per annum,

                    (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                    (vi)   any fidelity or surety bond or completion bond,

                    (vii) any lease of personal property having a value individually in excess of $25,000,

                    (viii) any agreement of indemnification or guaranty,

                    (ix) any agreement, contract or commitment relating to capital expenditures and involving payments required to be made by the Company after the date of this Agreement in excess of $25,000,

                    (x) any agreement, contract or commitment relating to the disposition or acquisition by the Company of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                    (xi) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof, other than advances to employees for travel and business expenses in the ordinary course of business consistent with past practices,

                    (xii) any purchase order or contract for the purchase by the Company of raw materials involving $25,000 or more after the date of this Agreement,

                    (xiii) any construction contracts,

                    (xiv) any distribution, joint marketing or development agreement,

                    (xv) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

                    (xvi) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty upon notice of thirty (30) days or less.

            (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in SCHEDULE 2.12(b), the Company is not in material breach, violation or default under, or received notice that it is in material breach, violation or default (except for notices relating to breaches, violations or defaults that have been cured or corrected in all material respects) under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on SCHEDULE 2.12(a),
SCHEDULE 2.11(e), SCHEDULE 2.11(g), or SCHEDULE 2.11(h) (each such agreement, contract or commitment listed on SCHEDULE 2.12(a), SCHEDULE 2.11(e),
SCHEDULE 2.11(g) and SCHEDULE 2.11(h), a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in SCHEDULE 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

     2.13   INTERESTED PARTY TRANSACTIONS.  Except as set forth on
SCHEDULE 2.13, no officer, director or shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has directly or indirectly, (i) an economic interest in any entity which furnishes or sells services or products that the Company furnishes or sells,(ii) economic interest in any entity that purchases from or sells or furnishes to, the Company, any material quantity of goods or services or (iii) a material beneficial interest in any contract or agreement set forth in
SCHEDULE 2.12(a) or SCHEDULE 2.11(b); provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than 5% of outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this
Section 2.13 and (y) this provision shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to the Company than the terms and conditions that could be obtained in an arms-length relationship.

     2.14 COMPLIANCE WITH LAWS. The Company is in compliance in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation (except for notices of breaches or violations that have been cured or corrected in all material respects).

     2.15 LITIGATION. Except as set forth in SCHEDULE 2.15, there is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
SCHEDULE 2.15, there is no investigation pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity. SCHEDULE 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.16 INSURANCE. The Company maintains valid and enforceable insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, and such insurance policies and fidelity bonds, which are identified in
SCHEDULE 2.16, contain provisions which are reasonable and customary in the Company's industry, and there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.17 MINUTE BOOKS. The minute books of the Company made available to counsel for Parent (a) are the only minute books of the Company, and
(b) accurately reflect all meetings of directors (or committees thereof) and shareholders or actions by written consent of the board of directors or shareholders of the Company.

     2.18   ENVIRONMENTAL MATTERS.

            (a) HAZARDOUS MATERIALS. The Company has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased.

Except where the presence of Hazardous Materials (defined below) has not had, does not have and is not reasonably likely to have a Material Adverse Effect, no Hazardous Materials are present as a result of the actions or omissions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) HAZARDOUS MATERIAL ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIAL ACTIVITIES") in material violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) PERMITS. To the extent legally required, the Company currently holds all material approvals, permits, licenses, clearances and consents from Governmental Entities (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities as such Hazardous Material Activities are currently being conducted.

            (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

            (e) DEFINITION OF "HAZARDOUS MATERIALS". As used herein, "HAZARDOUS MATERIALS" shall mean any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to such laws.

     2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on SCHEDULE 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. SCHEDULE 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.
SCHEDULE 2.19 sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.20   EMPLOYEE MATTERS AND BENEFIT PLANS.

            (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                    (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations thereunder;

                    (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                    (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                    (iv) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), or pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                    (v) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                    (vi) "EMPLOYEE" shall mean any current, former, or retired employee, consultant, or director of the Company or any Affiliate;

                    (vii) "EMPLOYEE AGREEMENT" shall refer to each management, employment, stock purchase, severance, separation, consulting, relocation, loan, repatriation, expatriation, visas, work permit or similar agreement, contract or arrangement between the Company or any Affiliate and any Employee or consultant;

                    (viii) "IRS" shall mean the Internal Revenue Service;

                    (ix) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                    (x) "PENSION PLAN" shall refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

            (b) SCHEDULE. SCHEDULE 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

            (c) DOCUMENTS. The Company has provided to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto;
(ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

            (d)     EMPLOYEE PLAN COMPLIANCE.  Except as set forth on
SCHEDULE 2.20(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of
Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is, to its knowledge, subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

            (e) PENSION PLANS. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA,
Title IV of ERISA or Section 412 of the Code.

            (f) MULTIEMPLOYER PLANS. At no time has the Company or any Affiliate contributed to or been requested to contribute to any Multiemployer Plan.

            (g)     NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
SCHEDULE 2.20(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

            (h) COBRA. Neither the company nor any affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

            (i)     EFFECT OF TRANSACTION.

                    (i) Except as set forth on SCHEDULE 2.20(i)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                    (ii) Except as set forth on SCHEDULE 2.20(i)(ii), no payment or benefit which will or may be made by the Company or its Affiliates or by Parent or any of its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as "parachute payments", within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

            (j) EMPLOYMENT MATTERS. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

            (k) LABOR. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. Except as set forth in SCHEDULE 2.20(k), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to the Company. Except as set forth in SCHEDULE 2.20(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.21 EMPLOYEES. To the best of the Company's knowledge, no employee of the Company (i) is in material violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted by the Company or to the use of trade secrets or proprietary information of others and
(ii) has given notice to the Company, nor is the Company otherwise aware, that any employee intends to terminate his or her employment with the Company.

     2.22 GOVERNMENTAL AUTHORIZATIONS AND LICENSES. The Company possesses all material consents, licenses, permits, grants or other authorizations issued to the Company by a governmental entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest therein (collectively called "COMPANY AUTHORIZATIONS"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.23 POOLING OF INTERESTS. To the Company's knowledge, based on consultation with its independent accountants, neither the Company nor any of its directors, officers or shareholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

     2.24 REPRESENTATIONS COMPLETE. To the best knowledge of the Company, none of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that the financial projections delivered by the Company represent only the Company's good faith estimate of what it reasonably believes and are based upon assumptions that appeared reasonable at the time such projections were made. The Company does not make any other representation or warranty regarding such projections other than as set forth in this Section 2.24.

                                     ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Parent and Merger Sub as a whole.

     3.2 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Parent and Merger Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, constitute a Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to Parent or Merger Sub in connection with Parent's or Merger Sub's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, except (i) the filing of the Merger Agreement with the California Secretary of State and the Delaware Secretary of State, or (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) for such other consents, waivers, authorizations, filings and approvals which are set forth on SCHEDULE 3.2, and
(iv) where the failure to obtain or make any such consent, waiver, authorization, filing, approval or registration would not have a Material Adverse Effect on Parent.

     3.3    CAPITAL STRUCTURE.

            (a) The authorized stock of Parent consists of 200,000,000 shares of Common Stock, of which 90,652,050 shares were issued and outstanding as of October 31, 1997, and 5,000,000 shares of Preferred Stock, none of which is issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

            (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

     3.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the Company true and complete copies of all reports, registration statements and definitive proxy statements filed by it with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 as amended (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") for all periods since January 1, 1997, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"), which are all the documents (other than preliminary material) that Parent was required to file with the SEC since such date. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments which are not expected to be material in amount).
There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

     3.5 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and there has not occurred:
(a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent, or (c) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent.

     3.6 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

     3.7 POOLING OF INTERESTS. To Parent's knowledge, based on consultation with its independent accountants, neither Parent nor any of its directors, officers or stockholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.


                                      ARTICLE IV

                         CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, except as contemplated by or otherwise consistent with this Agreement the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall promptly notify Parent of any material event or occurrence not in the ordinary course of its business. Except as expressly contemplated by this Agreement, or reasonably necessary to consummate or facilitate any of the transactions contemplated hereby, the Company shall not, without the prior written consent of Parent:

            (a) Enter into any commitment, activity or transaction not in the ordinary course of business.

            (b) Transfer to any person or entity any rights to any Company Intellectual Property Rights (other than pursuant to object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same consistent with past practices);

            (c) Enter into or materially amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

            (d) Materially amend or otherwise modify (or agree to do so), except in the ordinary course of business, or materially violate the terms of, any of the agreements set forth or described in the Company Schedules;

            (e)     Commence any litigation or any dispute resolution process;

            (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any of Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor);

            (g) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Warrants, issue, grant, deliver or sell or authorize the issuance, grant, delivery or sale of, or purchase any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

            (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

            (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

            (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

            (k) Incur any indebtedness for borrowed money in excess of $25,000 in the aggregate or guarantee any such indebtedness of any other party or issue or sell any debt securities of the Company or guarantee any debt securities of others;

            (l) Grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to standard written agreements or policies outstanding on the date hereof (all of which such agreements are disclosed on SCHEDULE 2.12(a)(ii));

            (m) Adopt or amend any employee benefit plan, program, policy or arrangement (including without limitation any amendment which accelerates vesting under any such employee benefit plan, program, policy or arrangement), or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

            (n) Revalue any of its assets (including without limitation writing down the value of inventory or writing off notes or accounts receivable) other than in the ordinary course of business and consistent with past practice;

            (o) Take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of Company capital stock, which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests or any other action that could reasonably jeopardize the tax-free reorganization hereunder;

            (p) Pay, discharge or satisfy, in an amount in excess of $10,000, in any one case, or $25,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements;

            (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (r) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

            (s) Materially fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

            (t) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $25,000, in the aggregate;

            (u) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

            (v) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

            (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2    NO SOLICITATION.

            (a) Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, shareholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above (an "ACQUISITION PROPOSAL"), the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms of this Agreement (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.2.

            (b) Notwithstanding the provisions of paragraph (a) above, prior to the approval of this Agreement and the Merger by the shareholders of the Company, the Company may, to the extent the Board of Directors of the Company determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c), below, furnish information to any person, entity or group after such person, entity or group shall have delivered to the Company in writing, an unsolicited bona fide Acquisition Proposal which identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of the Company and which the Board of Directors of the Company in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the shareholders of the Company from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of the Company (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which financing is likely to be consummated (a "SUPERIOR PROPOSAL").

            (c) The Company may furnish information with respect to a Superior Proposal only if the Company (i) first notifies Parent of the information proposed to be disclosed, (ii) complies with the provisions of paragraph (a), above (including without limitation the provisions of paragraphs
(a) relating to immediate notice to Parent by the Company of an Acquisition Proposal) and (iii) provides such information pursuant to a confidentiality agreement at least as restrictive as the confidentiality agreement entered into between Parent and Company prior to the date hereof.

            (d) In the event the Company receives a Superior Proposal, nothing contained in this Agreement shall prevent the Board of Directors of the Company from approving such Superior Proposal or recommending such Superior Proposal to the Company's shareholders, if the Board determines in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law, and in such case, the Board of Directors of the Company may amend or withdraw its recommendation of the Merger.


                                      ARTICLE V

                                ADDITIONAL AGREEMENTS

     5.1    SALE AND REGISTRATION OF SHARES; STOCKHOLDER MATTERS.

            (a) SALE OF SHARES. The parties hereto acknowledge and agree that the shares of Parent Common Stock issuable to the shareholders pursuant to
Section 1.6 hereof shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for shares of Parent Common Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer pursuant to the Affiliate Agreement (as defined below). It is acknowledged and understood that Parent is relying upon certain written representations made by each shareholder.

            (b) STOCKHOLDER'S CERTIFICATE. The Company will use its best efforts to cause each shareholder of the Company to execute and deliver to Parent a Stockholder's Certificate in the form attached hereto as EXHIBIT A (the "STOCKHOLDER'S CERTIFICATE").

            (c) COMPANY SHAREHOLDER APPROVAL. As promptly as practicable after the execution of this Agreement the Company shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by California Law and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the written consent of its shareholders to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. In connection with such shareholder approval and as soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an Information Statement for purposes of soliciting such written consent of the shareholders. The Information Statement shall also constitute a disclosure document for the offer and sale of the shares of Parent Common Stock to be received by the holders of the Company's Capital Stock in the Merger and shall comply in all material respects with the information requirements of Rule 502(b) promulgated under the Securities Act so that Parent may avail itself of the exemption provided by Rule 506 promulgated under the Securities Act if Parent so chooses. The Company shall use its best efforts, with the cooperation of Parent, to cause such Information Statement to be distributed to the Company's shareholders no later than November 25, 1997. Each of Parent and the Company shall use its best efforts to cause the Information Statement to comply in all material respects with Rule 502(b) and all other applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Each of the parties hereto will promptly advise the other parties in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Subject to Section 4.2, the Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Company shareholders approve the Merger and this Agreement and the transactions contemplated hereby and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been reasonably approved by Parent prior to such inclusion.

            (d) REGISTRATION STATEMENT ON FORM S-3. Parent shall use its commercially reasonable efforts to file, following the Closing, a Registration Statement on Form S-3, as provided in the Declaration of Registration Rights set forth as EXHIBIT B, with the SEC covering the resale of the shares of Parent Common Stock issued to holders of Company Capital Stock pursuant to the Merger. Any such registration shall be subject to the terms and conditions set forth in the Declaration of Registration Rights. Parent covenants that with respect to information contained in the registration statement and supplied by Parent in connection therewith, such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing covenant of Parent shall not apply with respect to information contained in the registration statement and supplied in writing for inclusion in the registration statement by persons or entities who were shareholders of the Company immediately prior to the Effective Time.

            (e) ADDITIONAL ASSURANCES. At the request of Parent, the Company shall use its best efforts to cause the Company's shareholders to execute and deliver to Parent such instruments and do and perform such acts and things as may be reasonably necessary for complying with all applicable securities laws, California Law and Delaware Law.

     5.2 ACCESS TO INFORMATION. Subject to each party's existing confidentiality obligations (which the Company and Parent shall use their reasonable efforts to cause to be waived), each party shall afford the others and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to
(a) all of its properties, books, contracts, commitments and records, and
(b) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the other may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions of the parties to consummate the Merger.

     5.3 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to
Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential, and also agrees not to use such knowledge or information; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession on a non-confidential basis prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

     5.4 EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses.

     5.5 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of The Nasdaq Stock Market, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the existence of subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.6 CONSENTS. The Company shall obtain (i) the consents, waivers and approvals listed on the attached SCHEDULE 5.6 and (ii) executed letters from OMNES, IONA Technologies Inc. and Network Solutions Inc. substantially in the form attached hereto as EXHIBITS C-1, C-2 and C-3. In addition, the Company shall obtain any consents, waivers or approvals required by Parent prior to Closing under any of the Contracts as may be required in connection with the Merger so as to preserve all rights of and benefits to the Company thereunder.

     5.7 FIRPTA COMPLIANCE. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.8 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company (including, as appropriate, an update to the Company Schedules, it being understood that any such update will not have the effect of altering in any respect the Company's obligations under this Agreement), of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and
(ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.10 CERTAIN BENEFIT PLANS. Subject to compliance with pooling-of-interest accounting treatment of the Merger, Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent available to employees of Parent having similar positions and levels of responsibility on the terms and conditions provided in such plans.

     5.11 POOLING ACCOUNTING. The Company shall use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. The Company shall use its best efforts to cause its respective employees, directors, shareholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

     5.12 AFFILIATE AGREEMENTS. SCHEDULE 5.12 sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "AFFILIATE") promulgated under the Securities Act ("RULE 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. Each of Parent and the Company has delivered or shall cause to be delivered to Parent, concurrently with the execution of this Agreement from each of their respective Affiliates, an executed Affiliate Agreement in the form attached hereto as EXHIBIT D (for Affiliates of the Company) or EXHIBIT E (for Affiliates of the Parent). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

     5.13 VOTING AGREEMENTS. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement, from each person listed on SCHEDULE 5.13, an executed Voting Agreement in the form attached hereto as EXHIBIT F (the "VOTING AGREEMENTS").

     5.14 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the reasonable request of any other party, shall execute and deliver such other instruments and do and perform such other reasonable acts and things as may be necessary or desirable for the purposes of effecting the transactions contemplated by this Agreement.

     5.15 REGISTRATION STATEMENT ON FORM S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options promptly after the Effective Time.

     5.16 NASDAQ NATIONAL MARKET LISTING. Parent shall authorize for listing on The Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.17 COMPANY'S INDEPENDENT ACCOUNTANTS. The Company will use its commercially reasonable efforts to cause its management and its independent accountants to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, (ii) the review of the Company's audit work papers for up to the past three years, including the examination of selected interim financial statements and data, and (iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants in order for Parent's accountants to render the letter called for by Section 6.3(i) hereof.

     5.18 INDEMNIFICATION CONTINUATION. From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each person who has at any time prior to the Effective Time been an officer, director or employee of the Company or any other person entitled to be indemnified by the Company pursuant to its Articles of Incorporation and Bylaws as they are in effect on the date hereof, or pursuant to any reasonable agreement with the Company in effect on the date hereof (an "INDEMNIFICATION AGREEMENT"), to the same extent as provided in such Articles of Incorporation and Bylaws or Indemnification Agreement; provided that it is understood that the foregoing undertaking shall not grant to any such officers, directors or employees or other person rights of indemnity against either the Company or the Surviving Corporation more extensive than those such persons may currently have against the Company.

     5.19 TAX MATTERS. At or prior to the Closing, (a) the Company shall execute and deliver to Cooley Godward LLP and to Wilson Sonsini Goodrich & Rosati a tax representation letter reasonably acceptable to such counsel, and
(b) Parent and Merger Sub shall execute and deliver to Wilson Sonsini Goodrich & Rosati and to Cooley Godward LLP a tax representation letter reasonably acceptable to such counsel.

     5.20 STOCKHOLDER CERTIFICATES; INFORMATION ON COMPANY SHAREHOLDERS. The Company shall use its best efforts to obtain from each of its shareholders an executed Stockholder's Certificate having the form attached hereto as EXHIBIT A, and the Company will consult with Parent with respect to each shareholder (if any) who has not returned such Certificate within at least two business days of the Closing Date with respect to such shareholder's probable intent in acquiring Company Common Stock.


                                      ARTICLE VI

                               CONDITIONS TO THE MERGER

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

            (b) GOVERNMENT APPROVALS. All approvals of governments and governmental agencies necessary to consummate the transactions hereunder shall have been received.

            (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

            (d) TAX OPINIONS. Parent and the Company shall each have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati and Cooley Godward LLP respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, provided however that if (i) Wilson Sonsini Goodrich & Rosati does not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to the Company renders such opinion to Parent, and (ii) if Cooley Godward, LLP does not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Parent renders such opinion to the Company. In rendering such opinions, counsel may rely upon reasonable representations and certificates of Parent, Merger Sub, the Company, and certain shareholders of the Company, and the parties to this Agreement agree to make, and to use reasonable efforts to cause the shareholders of the Company to make, such representations and deliver such certificates.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a)     REPRESENTATIONS AND WARRANTIES.   Excluding solely those
representations and warranties of the Company set forth in the final paragraph of Section 2.4, the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a material adverse effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

            (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

            (c) THIRD PARTY CONSENTS. The Company shall have been furnished with evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in SCHEDULE 6.2(c).

            (d) LEGAL OPINION. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent, in substantially the form attached hereto as EXHIBIT G.

            (e) NASDAQ LISTING. The shares of Parent Common Stock issuable to shareholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on The Nasdaq National Market upon official notice of issuance.

     6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date (without regard to any updates to the Company Schedules, unless otherwise agreed by Parent), except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches or inaccuracies of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company.

            (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time (excluding solely the covenants of Section 5.6, the satisfaction of which shall not constitute a condition to Parent's or Merger Sub's obligations to consummate the Merger and the transactions contemplated by this Agreement), except for non-performance of such agreements and covenants which neither has, nor reasonably could be expected to have, a Material Adverse Effect, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

            (c) LEGAL OPINION. Parent shall have received a legal opinion from Cooley Godward LLP, legal counsel to the Company, in substantially the form attached hereto as EXHIBIT H.

            (d) AFFILIATE AGREEMENTS. Each of the parties identified by the Company as being an Affiliate of the Company shall have delivered to Parent an executed Affiliate Agreement which shall be in full force and effect.

            (e) STOCKHOLDER'S CERTIFICATE. Each of the Company's shareholders shall have delivered to Parent an executed Stockholder's Certificate which shall be in full force and effect; provided, however, that notwithstanding the foregoing, this Section 6.3(e) shall be satisfied if the Company has not received such Certificates from not more than five holders of the Company's capital stock who together beneficially own not more than 1% of the Company's outstanding capital stock in the aggregate, unless the Company is aware of any reason that the failure to receive such Certificates on or prior to the Effective Time is the result of a shareholder's inability or unwillingness to make the various representations and covenants provided therein.

            (f) CONVERSION OF PREFERRED STOCK. All shares of Company Preferred Stock shall have converted into Company Common Stock in accordance with the Company's Articles of Incorporation.

            (g) RESIGNATION OF DIRECTORS. The directors of the Company in office immediately prior to the Effective Time shall have resigned as directors of the Company effective immediately prior to the Effective Time.

            (h) DISSENTERS' RIGHTS. Holders of more than 5% of the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

            (i) OPINION OF ACCOUNTANTS. Parent and the Company shall have received a letter, in form and substance satisfactory to Parent, from Ernst & Young LLP regarding such firm's concurrence with Parent management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement.

                                     ARTICLE VII

                                        ESCROW

     7.1 ESCROW PERIOD. Subject to the following requirements, the Escrow Fund (as defined in SECTION 7.2(a) below) shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the date which is one year following the Closing Date (the "ESCROW PERIOD"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary (as defined in Section 7.2(a) below) in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent (as defined below) and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate (as defined in Section 7.2(d) below) delivered to the Escrow Agent prior to termination of such Escrow Period; provided further that the Escrow Fund will terminate in full upon final and complete resolution of all disputed matters.

     7.2    ESCROW ARRANGEMENTS.

            (a) ESCROW FUND. At the Effective Time, the Company's shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any shareholder, will be deposited with an institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Section 1.6(a). No portion of the Escrow Amount shall be contributed in respect of any Company Options or Warrants. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company Schedules, without giving effect to any update thereto), or any failure by the Company to perform or comply with any covenant contained herein; provided, however, that Parent may not receive any shares from the Escrow Fund unless and until such Losses exceed in the aggregate $500,000, in which event Parent shall receive shares equal in value to the full amount of such Losses. Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger Consideration. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close.

            (b) DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. Upon termination of the Escrow Period, the Escrow Agent shall deliver to the shareholders of the Company that portion of the Escrow Fund that is not required to satisfy any claims made by Parent pursuant to Section 7.2(d) hereof. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this
Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

            (c)     PROTECTION OF ESCROW FUND.

                    (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent or the Company's shareholders and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                    (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                    (iii) Each shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any New Shares added to the Escrow Fund in respect of such shares of Parent Common Stock).

            (d)     CLAIMS UPON ESCROW FUND.

                    (i) If the Escrow Agent receives at any time on or before the last day of the Escrow Period a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses caused directly or indirectly by any inaccuracy or breach of a representation or warranty of the Company contained in Article II hereof (as modified by the Company Schedules, without giving effect to any update thereto), or any failure by the Company to perform or comply with any covenant contained herein, and (B) specifying in reasonable detail the individual items of such Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related and the facts underlying the claim, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to any such Losses incurred or accrued by Parent.

                    (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(d)(i) hereof, each share of Parent Common Stock shall be valued at the average of the closing prices of Parent's Common Stock on the principal securities exchange on which Parent's Common Stock is then traded, or if not so traded, The Nasdaq National Market, in either case as reported in THE WALL STREET JOURNAL for the twenty (20) consecutive trading days ending on the date that is one (1) trading day prior to the Closing Date. Parent and the Securityholder Agent shall certify such fair market value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

            (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

            (f)     RESOLUTION OF CONFLICTS; ARBITRATION.

                    (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                    (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Securityholder Agent shall agree on such arbitrator; provided that if Parent and the Securityholder Agent cannot agree on such arbitrator, either Parent or the Securityholder Agent can request that the Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator selected shall determine the dispute in accordance with Article VII of this Agreement. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

                    (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

            (g)     SECURITYHOLDER AGENT OF THE SHAREHOLDERS; POWER OF ATTORNEY.

                    (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Keng Lim shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each shareholder of the Company (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under California Law) (a "NON-DISSENTING SHAREHOLDER"), for and on behalf of each Non-dissenting Shareholder, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Non-dissenting Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Non-dissenting Shareholders.

                    (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Non-dissenting Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder
Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

            (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

            (i) THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third-party claim which Parent intends to assert for a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim. The Securityholder Agent shall be entitled at its expense to participate in any defense of such claim, except with respect to claims relating to customers of
the Company or Parent.   Parent shall have the right in its sole discretion
to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund.

            (j)     ESCROW AGENT'S DUTIES.

                    (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act taken, suffered, or permitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                    (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any of the parties hereto or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                    (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                    (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                    (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for
(A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                    (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent deems may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages.

                    (vii) Parent agrees to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                    (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment in form and substance acceptable to Parent and Securityholder Agent and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The predecessor escrow agent shall be discharged from any further duties and liability under this Agreement upon the execution by such successor of such agreement.

            (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the

Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

            (l) EXCLUSIVE REMEDY. Except for acts constituting fraud, intentional misrepresentation or other willful misconduct, the Escrow Fund provided for in this Article VII shall be the exclusive remedy in respect of any matter subject to the Escrow Fund hereunder and no claim or cause of action with respect to any misrepresentation, breach or default as to any representation, warranty, agreement, covenant or obligation contained in this Agreement or in any certificate or schedule delivered pursuant to this Agreement, shall be enforceable unless made in accordance with the procedures, and, within the time periods, set forth in this Article VII.


                                     ARTICLE VIII

                          TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

            (a)     by mutual written consent of the Company and Parent;

            (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on December 31, 1997 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

            (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

            (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this

Agreement on the part of the Company and (i) such breach has not been cured within ten (10) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

            (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within ten (10) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and
(ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

     Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3, 5.4 and 5.5 and Articles VIII and IX (other than Section 9.1) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 AMENDMENT. Except as is otherwise required by applicable law after the shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                      ARTICLE IX

                                  GENERAL PROVISIONS

     9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and shall (except to the extent that survival is necessary to effectuate the intent of such provisions) terminate one (1) year after the Closing Date.

     9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)     if to Parent or Merger Sub, to:

                    Netscape Communications Corporation
                    501 East Middlefield Road
                    Mountain View, CA 94043
                    Attention:  Roberta R. Katz, Esq.
                    Telephone No.:  (650) 254-1900
                    Facsimile No.:  (650) 937-4126

                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Attention:  James N. Strawbridge, Esq.
                    Telephone No.:  (415) 493-9300
                    Facsimile No.:  (415) 493-6811

            (b)     if to the Company, to:

                    KIVA Software Corporation
                    1585 Charleston Road
                    Mountain View, CA 94043
                    Attention:  Chief Executive Officer
                    Telephone No.:  (650) 526-3900
                    Facsimile No.:  (650) 429-4295
                    with a copy to:

                    Cooley Godward LLP
                    3000 Sand Hill Road
                    Building 3, Suite 230
                    Menlo Park, CA 94025-7116
                    Attention: Craig E. Dauchy, Esq.
                    Telephone No.:  (650) 843-5000
                    Facsimile No.: (650) 854-2691

            (c)     if to the Securityholder Agent:

                    Keng Lim
                    c/o KIVA Software Corporation
                    1585 Charleston Road
                    Mountain View, CA 94043
                    Telephone No.:  (650) 526-3900
                    Facsimile No.:  (650) 429-4295

     9.3 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as specified in Section 5.1(d) hereof, are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.9    ARBITRATION.

            (a) The parties shall attempt in good faith to agree upon the rights of the respective parties with respect to any dispute or controversy arising out of, relating to, or in connection with this Agreement or the interpretation, validity, construction, performance, breach or complete termination thereof.

            (b) If no such agreement can be reached after good faith negotiation, either of the parties may demand arbitration of the matter (except any such dispute or controversy related to Article VII or Section
2.11 or 2.15 of this Agreement) and the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Company shall agree on the arbitrator; provided that if Parent and the Company cannot agree on one arbitrator, either Parent or the Company can request that the JAMS select the arbitrator. The arbitrator selected by the JAMS shall determine the dispute in accordance with Section 9.9. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be final, conclusive and binding upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

            (c) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of JAMS. For purposes of this Section 9.9, in any arbitration hereunder, the non-prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

     9.10 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.




                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Securityholder Agent (but only as to Articles VII and IX for Securityholder Agent) and have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

NETSCAPE COMMUNICATIONS                 KIVA SOFTWARE CORPORATION
CORPORATION

By:   /s/ Peter L.S. Currie             By:       /s/ Keng S. Lim
   ----------------------------             ----------------------------

Name:     Peter L.S. Currie             Name:     Keng S. Lim
   ----------------------------             ----------------------------

Title: Senior Vice President            Title: President and Chief
       and CFO                                 Executive Officer
   ----------------------------             ----------------------------



SECURITYHOLDER AGENT                    KNIFE ACQUISITION CORPORATION


By:  /s/ Keng S. Lim                    By:       /s/ Peter L.S. Currie
   ----------------------------             ----------------------------

Name:       Keng S. Lim                 Name:     Peter L.S. Currie
   ----------------------------             ----------------------------

Title:                                  Title:    President & Chief Financial
                                                   Officer
   ----------------------------             ----------------------------







                     [SIGNATURE PAGE TO REORGANIZATION AGREEMENT]

                                                                      EXHIBIT A
                               STOCKHOLDER CERTIFICATE


    The undersigned is aware that pursuant to an Agreement and Plan of Reorganization dated as of November 24, 1997 (the "REORGANIZATION AGREEMENT"), by and among Netscape Communications Corporation, a Delaware corporation ("PARENT"), KIVA Software Corporation, a California corporation (the "COMPANY"), and Knife Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), Merger Sub will merge with and into the Company (the "MERGER") and shares of Company Capital Stock (the "MERGER SHARES") will be exchanged for shares of Parent Common Stock. Parent will use the responses to this questionnaire to qualify shareholders of the Company who will receive Merger Shares for purposes of federal and state securities laws.

    Your answers will be kept confidential at all times. However, by signing this questionnaire, you agree that the Company or Parent may present this questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration under state and federal securities laws.

    This questionnaire is divided into the following sections:

    - Section 1: the undersigned is asked to provide various background information about the undersigned.

    - Section 2: the undersigned is asked to provide factual representations relevant to a determination of the undersigned's status as an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended.

    - Section 3: the undersigned is asked to provide certain representations as to the investor's business experience, investment sophistication and ability to appreciate the risks inherent in the Merger.

    - Section 4: the undersigned shareholder is asked to provide additional representations regarding investment capability, receipt of information and investment intent.

    FAILURE TO COMPLETE THIS QUESTIONNAIRE COULD RESULT IN THE NON-CONSUMMATION OF THE MERGER.

    If the answer to any question below is "none" or "not applicable", please so indicate.

    Please COMPLETE, SIGN, DATE and FAX one copy of this questionnaire no later than November 24, 1997 (with original to follow by mail) to Vincent P. Pangrazio, Cooley Godward LLP, 3000 Sand Hill Road, Building 3, Suite 320, Menlo Park, CA 94025-7166 (fax: (650) 854-2691).

SECTION 1 -- BACKGROUND INFORMATION

1.  IDENTIFICATION

    (a)  NAME OF INDIVIDUAL
         OR ENTITY:  ____________________________________________

    (b)  ADDRESS OF PRINCIPAL
         PLACE OF BUSINESS (OR,
         IF AN INDIVIDUAL,
         RESIDENCE ADDRESS):  ____________________________________

    (c)  JURISDICTION OF FORMATION
         OR INCORPORATION (IF THE
         UNDERSIGNED IS AN ENTITY
         OTHER THAN AN INDIVIDUAL):  ________________________________

    (d)  TELEPHONE NUMBER:  ______________________________________



SECTION 2 -- REPRESENTATIONS AS TO "ACCREDITED INVESTOR"

2.  REPRESENTATIONS AS TO STATUS AS AN ACCREDITED INVESTOR

    (a)  DEFINITION OF ACCREDITED INVESTOR

         The undersigned understands that Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), defines an "accredited investor" as any person coming within any of the following categories:

         (1) Any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; broker or dealer registered pursuant to
              Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in
              Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under
              Section 301(c) or (d) of the Small Business Investment Act of 1958; plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefits of its employees if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

         (2)  Any private business development company as defined in
              Section 202(a)(22) of the Investment Advisers Act of 1940;

         (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         (4) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

         (5) Any natural person who had (i) an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year or
              (ii) a joint income with that person's spouse in excess of $300,000 in each of the two most recent years and who reasonably expects a joint income in excess of $300,000 in the current year;

         (6) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the Securities Act; or

         (7) Any entity in which all of the equity owners are accredited investors under paragraphs (1), (2), (3), (4), (5) or (6) above.

    (b)  OTHER DEFINITIONS.

         For the purposes of category (4), the term "net worth" means the excess of total assets over total liabilities. In computing net worth, the undersigned's principal residence must be valued either at
         (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

    (c)  REPRESENTATION AS TO STATUS AS AN ACCREDITED INVESTOR

         INSTRUCTIONS: PLEASE INDICATE BY CHECKING THE APPROPRIATE BOX WHETHER THE UNDERSIGNED IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D, AND IF SO BY VIRTUE OF WHICH OF THE ABOVE CATEGORIES.

         / /  (i)  THE UNDERSIGNED HEREBY REPRESENTS THAT THE UNDERSIGNED IS AN
                   "ACCREDITED INVESTOR" WITHIN THE MEANING OF REGULATION D, AND IS INCLUDED WITHIN THE FOLLOWING ACCREDITED INVESTOR CATEGORY OR CATEGORIES DEFINED ABOVE (CIRCLE APPLICABLE CATEGORIES):

                        (1)                 (5)

                        (2)                 (6)

                        (3)                 (7)*

                        (4)

                   * If the undersigned belongs to accredited investor category "(7)" only, a list of the shareholders, partners or beneficiaries of the undersigned, and the "accredited investor" category which each such shareholder, partner or beneficiary satisfies, must be provided on Attachment A to this questionnaire.

         / /  (ii) THE UNDERSIGNED IS NOT AN "ACCREDITED INVESTOR" WITHIN THE
                   MEANING OF REGULATION D, BECAUSE THE UNDERSIGNED IS NOT INCLUDED IN ANY OF THE ABOVE CATEGORIES (1) THROUGH (7).

    (d)  REPRESENTATION AS TO FORM OF ENTITY

         INDICATE THE FORM OF ENTITY OF THE UNDERSIGNED:

        / /   INDIVIDUAL
        / /   LIMITED PARTNERSHIP
        / /   GENERAL PARTNERSHIP
        / /   CORPORATION
        / /   REVOCABLE TRUST

        / / OTHER TYPE OF TRUST (INDICATE TYPE OF TRUST AND, FOR TRUSTS OTHER THAN PENSION TRUSTS, NAME THE GRANTORS AND BENEFICIARIES IN ATTACHMENT A TO THIS QUESTIONNAIRE)

        / / OTHER FORM OF ORGANIZATION (INDICATE FORM OF ORGANIZATION _______________________________).


SECTION 3 -- REPRESENTATIONS AS TO INVESTMENT EXPERIENCE

3.  REPRESENTATIONS AS TO INVESTMENT EXPERIENCE

    (a) The undersigned represents that it understands that an exemption from registration under the Securities Act and applicable state securities laws may still be available, in the event that the offer and sale of the securities to the shareholders of the Company do not meet the criteria required under Regulation D described above, if the shareholders have certain investment experience.

    (b)  The undersigned represents that the following information is true:

         (1)  INSTRUCTIONS:  INDIVIDUALS SHOULD COMPLETE PARAGRAPH (2) OF THIS
         SECTION 3(B) BELOW AND NEED NOT COMPLETE PARAGRAPH (3); NON-INDIVIDUALS SHOULD SKIP PARAGRAPH (2) BELOW AND COMPLETE PARAGRAPH (3), BELOW.

         (2)  INDIVIDUALS:  Please complete the following:

              (i)     PERSONAL

                      DATE OF BIRTH ________________________________

                      SOCIAL SECURITY NUMBER _______________________

              (ii)    BUSINESS

                      OCCUPATION ___________________________________

                      NUMBER OF YEARS ______________________________

                      PRESENT EMPLOYER _____________________________

                      POSITION/TITLE _______________________________


              (iii)   RESIDENCE INFORMATION

                      1. SET FORTH IN THE SPACE PROVIDED BELOW THE STATE(S) IN WHICH YOU HAVE MAINTAINED YOUR PRINCIPAL RESIDENCE DURING THE PAST THREE YEARS AND THE DATES DURING WHICH YOU RESIDED IN EACH STATE.
                             _________________________________________
                             _________________________________________

                      2. DO YOU MAINTAIN RESIDENCE IN ANY OTHER STATE? IF YES, IN WHICH STATE(S)?
                             _________________________________________


              (iv)    EDUCATION

                      PLEASE DESCRIBE YOUR EDUCATIONAL BACKGROUND AND DEGREES OBTAINED, IF ANY.
                      ______________________________________________
                      ______________________________________________
                      ______________________________________________


              (v)     AFFILIATION

                      If you have any pre-existing personal or business relationship with Parent or any of its officers, directors or controlling persons, please describe the nature and duration of such relationship.
                      ______________________________________________
                      ______________________________________________
                      ______________________________________________
                      ______________________________________________

              (vi)    BUSINESS AND FINANCIAL EXPERIENCE

                      PLEASE DESCRIBE IN REASONABLE DETAIL THE NATURE AND EXTENT OF YOUR BUSINESS, FINANCIAL AND INVESTMENT EXPERIENCE THAT YOU BELIEVE GIVES YOU THE CAPACITY TO EVALUATE THE MERITS AND RISKS OF THE MERGER AND THE CAPACITY TO PROTECT YOUR INTERESTS.
                      _________________________________________
                      _________________________________________
                      _________________________________________
                      _________________________________________
                      _________________________________________
                      _________________________________________
                      _________________________________________
                      _________________________________________


              (vii)   FINANCIAL ADVISORS

                      IN EVALUATING THIS INVESTMENT, WILL YOU USE THE SERVICES OF ANY ADVISORS? (IF SO, PLEASE IDENTIFY, PROVIDING ADDRESS AND TELEPHONE NUMBER.)


         (3)  NON-INDIVIDUALS:  Please complete the following:

              (i)     NET WORTH


                      PLEASE STATE THE CURRENT NET WORTH OF THE ENTITY. $___________.


              (ii)    BUSINESS

                      PLEASE DESCRIBE THE NATURE OF THE BUSINESS CONDUCTED BY THE ENTITY.
                      _______________________________________________
                      _______________________________________________
                      _______________________________________________

              (iii)   INVESTMENT EXPERIENCE

                      PLEASE PROVIDE INFORMATION DETAILING THE BUSINESS, FINANCIAL AND INVESTMENT EXPERIENCE OF THE ENTITY AND INVESTMENT MANAGER OF SUCH ENTITY.
                      ______________________________________________
                      ______________________________________________
                      ______________________________________________
                      ______________________________________________
                      ______________________________________________
                      ______________________________________________


SECTION 4 -- ADDITIONAL REPRESENTATIONS

4. REPRESENTATIONS AS TO INVESTMENT CAPABILITY, RECEIPT OF INFORMATION AND INVESTMENT INTENT

    (a) The undersigned hereby acknowledges that Phil Van Etten, Chief Financial Officer, is acting as a "Purchaser Representative," as that term is defined in Rule 501(h) of the Securities Act, in connection with the Merger. Furthermore, to the extent that the undersigned cannot make the following representations individually, the undersigned hereby represents and warrants that he, she or it is relying upon the Purchaser Representative;

    (b) The undersigned hereby represents and warrants that he, she or it has, or together with the Purchaser Representative if the undersigned has relied upon the Purchaser Representative, the undersigned and the Purchaser Representative collectively have, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Merger and the undersigned's investment in the Merger Shares;

    (c)  The undersigned hereby represents and warrants that he, she or it
         (i) has the ability to bear the economic risks of the undersigned's prospective investment; and (ii) is able, without materially impairing his, her or its financial condition, to hold the Merger Shares for an indefinite period of time and to suffer complete loss on such investment;

    (d) The undersigned hereby represents and warrants that he, she or it has received copies of Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and Proxy Materials of Parent's 1997 Stockholders meeting, an executed copy of the Reorganization Agreement, the Company's Information Statement describing the Merger and has, either alone or together with the Purchaser Representative, received all the information he, she or it, or the Purchaser Representative, has requested from Parent or the Company that he, she or it or the Purchaser Representative considers reasonably necessary or appropriate for deciding whether to accept the Merger Shares without causing Parent or the Company unreasonable effort or expense to deliver such information;

         The Merger Shares issued and sold to the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned represents that the entire legal and beneficial interest of the Merger Shares will be held for the undersigned's account only, and neither in whole or in part for any other person. By executing this Shareholder Questionnaire, the undersigned further represents that the undersigned has no present contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Merger Shares.

         The undersigned understands and acknowledges that all certificates for the Merger Shares shall bear the following legend:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT WITH RESPECT TO THE SECURITIES OR (ii) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED OR THAT SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR RULE 144A OF THE ACT."

         and that the certificates evidencing the Merger Shares shall also bear any legend required by the Commissioner of Corporations of the State of California or such as are required pursuant to any state, local or foreign law governing such securities.

         The undersigned understands and acknowledges that the Merger Shares have not been registered under the Securities Act based on an exemption from registration and that Parent's reliance upon such exemption is predicated upon the undersigned's representations. The undersigned further understands and acknowledges that the Merger Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available and neither Parent nor the Company is under any obligation to register the Merger Shares except as provided in the Declaration of Registration Rights attached as Exhibit B to the Reorganization Agreement.

         The undersigned is familiar with the provisions of Rule 144, promulgated under the Securities Act, which in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) a public trading market then exists for the Parent Common Stock; (ii) the availability of certain public information about Parent; and (iii) the resale occurring not less than the holding period stated by Rule 144. The undersigned further understands that at the time the undersigned wishes to sell the Merger Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Parent may not be in compliance with the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the Merger Shares under Rule 144 even if the minimum holding period had been satisfied. The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or some other registration exemption would be required to sell the Merger Shares.

         The undersigned covenants that in no event will he, she or it dispose of any Merger Shares (other than pursuant to an exemption from registration) unless and until the undersigned shall have notified Parent of the proposed disposition and shall have furnished Parent with a statement of the circumstances surrounding the proposed disposition, and if requested by Parent, the undersigned shall have furnished Parent with a legal opinion in form and substance reasonably acceptable to Parent and delivered by counsel deemed acceptable to Parent in its sole discretion to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local, or foreign law has been taken.

         The undersigned acknowledges that neither Parent nor any person acting on Parent's behalf offered or sold the Merger Shares to the undersigned by any form of general solicitation or general advertising, including, but not limited to, the following:

              An advertisement, article, notice or other written or printed communication published in any newspaper, magazine, or similar media or any communication broadcast over television or radio or any communication by means of recorded telephone messages; and

              Any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

    THE ABOVE INFORMATION AND REPRESENTATIONS ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AND THE UNDERSIGNED RECOGNIZES THAT PARENT AND ITS COUNSEL ARE RELYING ON THE TRUTH AND ACCURACY OF SUCH INFORMATION IN RELIANCE ON THE EXEMPTION CONTAINED IN SUBSECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND REGULATION D PROMULGATED THEREUNDER. THE UNDERSIGNED AGREES TO NOTIFY PARENT PROMPTLY OF ANY CHANGES IN THE FOREGOING INFORMATION WHICH MAY OCCUR PRIOR TO THE CLOSING OF THE MERGER.


    Executed at ________________________ on, ________________, 1997.



                                  ___________________________________________
                                  (Signature)


                                  ___________________________________________
                                  (Please Print Name and Title, if applicable)

                                                                      EXHIBIT B

                         NETSCAPE COMMUNICATIONS CORPORATION

                          DECLARATION OF REGISTRATION RIGHTS


    This Declaration of Registration Rights ("DECLARATION") is made as of the Closing Date (as defined in the Reorganization Agreement) by Netscape Communications Corporation, a Delaware corporation ("PARENT"), for the benefit of shareholders of KIVA Software Corporation, a California corporation (the "COMPANY"), acquiring shares of Common Stock of Parent pursuant to that certain Agreement and Plan of Reorganization dated as of November 24, 1997 (the "REORGANIZATION AGREEMENT"), by and among Parent, Knife Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB") and the Company.

    1.   DEFINITIONS.  As used in this Declaration:

         a. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         b.   "SECURITIES ACT" means the Securities Act of 1933, as amended.

         c. "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the Commission.

         d. "HOLDER" means: (i) a shareholder of the Company to whom shares of Registrable Securities are issued pursuant to the Reorganization Agreement, for so long as such holder continues to hold such shares, or (ii) a transferee of Registrable Securities by a Holder, to whom registration rights under this Declaration are assigned pursuant to Section 9 of this Declaration.

         e. "REGISTRABLE SECURITIES" means for each Holder the shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement, together with all other shares of Parent Common Stock issued in respect thereof (by way of stock split, dividend or otherwise), and for all Holders the aggregate of all Registrable Securities held by all such Holders. Registrable Securities shall include any shares of Parent Common Stock transferred by a Holder pursuant to Section 9 hereof to any person, provided that such transferee agrees to be bound by the terms of this Declaration.

         f.   "SEC" means the Securities and Exchange Commission.

    Capitalized terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

    2. REGISTRATION. Parent shall use its commercially reasonable efforts to cause the Registrable Securities to be held by each Holder following the Merger to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use all commercially reasonable efforts to prepare and file with the SEC promptly after Closing, and shall use its commercially reasonable efforts to cause to become effective by not later than January 30, 1998, a registration statement on Form S-3 or on such other form as is then available under the Securities Act covering the Registrable Securities; provided, however, that each Holder shall provide all such information and materials to Parent and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of Parent pursuant to this Declaration. Parent shall not be required to effect more than one (1) registration under this Declaration. The offering made pursuant to such registration shall not be underwritten.

    3. POSTPONEMENT OF REGISTRATION. Notwithstanding Section 2 above, Parent shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of fifteen (15) calendar days after the applicable deadline, if the Board of Directors of Parent, acting in good faith, determines that there exists material nonpublic information about Parent which the Board does not wish to disclose in a registration statement (due to the fact that such disclosure may not be in the best interests of Parent or Parent's stockholders) which information would otherwise be required by the Securities Act to be disclosed in the registration statement to be filed pursuant to
Section 2 above.

    4. OBLIGATIONS OF PARENT. Subject to the limitations of Sections 3, 5 and 11, Parent shall (i) keep the registration statement filed in accordance with Section 2 hereof effective until the earlier of (A) one (1) year after the Effective Time of the Merger or (B) such time as all Registrable Securities have been sold hereunder; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain current; and
(iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

    5. SELLING PROCEDURES. Any sale of Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof shall be subject to the following conditions and procedures:

         a. STOCKHOLDER NOTICE: The selling Holder shall provide written notice ("STOCKHOLDER NOTICE") to Parent no less than three (3) business days prior to such Holder's intended sale. Within two (2) business days of receipt of the Stockholder Notice, Parent will inform such Holder in writing if the registration statement and final prospectus then on file with the SEC is current and otherwise complies with the Securities Act such that sales may be made thereunder. Beginning immediately upon receipt of notice from Parent that the registration statement is current and complies with the Securities Act, such Holder shall then have ten (10) business days to sell the Registrable Securities proposed to be sold, unless the notice from Parent specifies that no sale may be made until the date of intended sale, as specified in the Stockholder Notice, in which case the Holders must wait until the date of the intended sale to make such sale and Holder shall have ten (10) business days thereafter to make such sale. After such ten (10) day period, the seller shall once again comply with the procedures set forth in this Section 5.a prior to any further sales;

         b. UPDATING THE PROSPECTUS: If Parent informs the selling Holder that the registration statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, Parent shall use commercially reasonable efforts to provide to the selling Holder a current prospectus that complies with the Securities Act on or before the date of the intended sale of the Registrable Securities as disclosed in the Stockholder Notice; provided, however, that for a period of not more than ninety (90) days (or any number of lesser periods which total not more than ninety (90) days) during any twelve-month period, Parent shall have the right to delay the preparation of a current prospectus that complies with the Securities Act without explanation to such Holder;

         c. BLACKOUT PERIODS: Holders who become employees of Parent agree to be bound by Parent's Insider Trading Policy as such may be in effect from time to time for so long as such Holders remain employees of Parent;

         d. GENERAL: Notwithstanding the foregoing, Parent shall notify each Holder (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iii) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (iv) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such event, Parent may suspend use of the prospectus on written notice to each Holder, in which case each Holder shall not dispose of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by Parent that the use of the applicable prospectus may be resumed. Parent shall use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. Parent shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. Parent shall, upon the occurrence of any event contemplated by clause (iv), prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    6. AVAILABILITY OF FORM S-3. Parent represents that it is currently eligible to utilize Form S-3 and agrees that, for a period of one (1) year from the Effective Time, Parent will not intentionally take any action which would preclude Parent's eligibility to use Form S-3.

    7. EXPENSES. Parent shall pay all of the out-of-pocket expenses incurred, other than underwriting or selling discounts and commissions, in connection with the registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, National Association of Securities Dealers, Inc. and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel, one special counsel for the Holders and independent accountants.

    8.   REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.  Parent agrees to:

         a. use all commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

         b. furnish to each Holder forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies), (ii) a copy of the most recent annual or quarterly report of Parent and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.

    9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of a Holder pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) Parent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and a copy of a duly executed written instrument in form reasonably satisfactory to Parent pursuant to which such transferee assumes all of the obligations and liabilities of its transferor hereunder, agrees itself to be bound hereby and provides Parent with such reasonable information as Parent may request to permit the transferee to sell such Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof, and (b) immediately following such transfer, the disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

    10. AMENDMENT OF REGISTRATION RIGHTS. The Holders of a majority of the Registrable Securities then outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

    11. TERMINATION. The registration rights set forth in this Declaration shall terminate with respect to a Holder (and the shares held by such Holder shall cease to constitute Registrable Securities) upon the date which is one year following the Effective Time of the Merger.

    12. OBLIGATIONS OF HOLDERS. By exercising any rights hereunder, each Holder shall be deemed to assume all obligations of a Holder hereunder as though such Holder were a signatory hereto. Parent may require Holders to execute an instrument whereby such Holders expressly assume all obligations of Holders hereunder as a condition precedent to any obligations of Parent hereunder.

                                                                 EXHIBIT C-1

                                  [KNIFE LETTERHEAD]

                                     CONFIDENTIAL


[NAME AND ADDRESS]


    RE:  VALUE ADDED RESELLER AGREEMENT WITH [KNIFE]

Dear [NAME]:

The first purpose of this letter is to clarify the intent of OMNES and [KNIFE] with respect to the license of certain [KNIFE] software to OMNES under the above-referenced VAR Agreement and the modifications attached thereto (together, the "Agreement"). By signing this letter, you agree that OMNES's rights outlined in Section 8 of the Letter Modification with respect to obtaining minor and major improvements, enhancements, revisions, upgrades and updates are in consideration for the continued payment of the support fees outlined in the Agreement and that these rights do not include the right to obtain new products released by [KNIFE]. Also, by signing this letter, you agree that OMNES's right outlined in Section 9 of the Letter Modification with respect to product documentation is the right to obtain one master CD of the product documentation and the associated right to make unlimited copies of the master CD for the purposes the Agreement.

The second purpose of this letter is to obtain the consent of OMNES to an assignment of the Agreement as required by Section 7 of the Letter Modification. By signing this letter, you consent to the assignment of the Agreement by [KNIFE] to an entity that succeeds to all or substantially all of the business or assets of [KNIFE], provided that such entity is not a competitor of OMNES.

The terms of this letter are Confidential Information of [KNIFE] under Section 10 of the Agreement.

If you agree with the foregoing, please sign this letter where indicated below and return one fully-executed copy to me. Thank you for your cooperation.

                             Very truly yours,


Accepted and Agreed:

By: ____________________
Name: __________________
Title: ___________________
Date: ___________________

                                                                    EXHIBIT C-2

                                  [KNIFE LETTERHEAD]

                                     CONFIDENTIAL



[NAME AND ADDRESS]


    RE:  SOFTWARE INTEGRATION AND RESELLING AGREEMENT WITH [KNIFE]

Dear [NAME]:

The first purpose of this letter is to clarify the intent of Section 6.1.11 of the above-referenced agreement (the "Agreement"). By signing this letter, you agree to amend Section 6.1.11 to read as follows:

    6.1.11 While this Agreement is in effect, [KNIFE] will not sell or promote, as an embedded solution in [KNIFE]'s current existing [KNIFE] Enterprise Server product or updates thereto, any Competing Products. Notwithstanding the above, [KNIFE] will not be restricted from embedding Competing Products in any other [KNIFE] product (including replacements to [KNIFE]'s current existing [KNIFE] Enterprise Server product) or from integrating with Competing Products.

The second purpose of this letter is to provide you with notice of an assignment of the Agreement as required by Section 14.1 of the Agreement. [KNIFE] intends to assign the Agreement to an entity that succeeds to all or substantially all of the business or assets of [KNIFE].

The terms of this letter are Confidential Information of [KNIFE] under Section 8 of the Agreement.

If you agree with the foregoing, please sign this letter where indicated below and return one fully-executed copy to me. Thank you for your cooperation.

                             Very truly yours,



Accepted and Agreed:

By: ____________________
Name: __________________
Title: ___________________
Date: ___________________

                                                                    EXHIBIT C-3
                                  [KNIFE LETTERHEAD]

                                     CONFIDENTIAL



[NAME AND ADDRESS]


    RE:  P.O. NUMBER 4500184159

Dear [NAME]:

The first purpose of this letter is to clarify the intent of NSI and [KNIFE] with respect to the license of certain [KNIFE] software to NSI under the above-referenced purchase order and the documents incorporated therein by reference (together, the "Agreement"). By signing this letter, you agree that NSI's rights with respect to such software are solely as set forth in Sections 2.1 and 2.2 of the [KNIFE] End User License attached to such purchase order, and that the license set forth in Section 15 of the Purchase Order Standard Terms and Conditions has no force or effect.

The second purpose of this letter is to obtain the consent of NSI to an assignment of the Agreement as required by Section 9 of the Purchase Order Standard Terms and Conditions. By signing this letter, you consent to the assignment of the Agreement by [KNIFE] to an entity that succeeds to all or substantially all of the business or assets of [KNIFE], provided that such entity is not a competitor of NSI.

The terms of this letter are Confidential Information of [KNIFE] under Section 8 of the [KNIFE] End User License.

If you agree with the foregoing, please sign this letter where indicated below and return one fully-executed copy to me. Thank you for your cooperation.

                             Very truly yours,



Accepted and Agreed:

By: ____________________
Name: __________________
Title: ___________________
Date: ___________________

                                                                      EXHIBIT D

                             COMPANY AFFILIATE AGREEMENT


    This AFFILIATE AGREEMENT (this "AGREEMENT") dated as of November 24, 1997, by and among Netscape Communications Corporation, a Delaware corporation ("PARENT"), KIVA Software Corporation, a California corporation ("COMPANY"), and the undersigned affiliate ("AFFILIATE") of Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                       RECITALS

    A. Parent and Company propose to enter into an Agreement and Plan of Reorganization ("REORGANIZATION AGREEMENT") pursuant to which a subsidiary of Parent will merge with and into Company ("MERGER"), and Company will become a subsidiary of Parent;

    B. Pursuant to the Merger, at the Effective Time outstanding shares of Company Capital Stock, including the Shares owned by Affiliate, will be converted into the right to receive shares of Parent Common Stock;

    C. It will be a condition to effectiveness of the Merger that (i) the attorneys for each of Company and Parent will have delivered written opinions that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986 as amended (the "CODE"), and
(ii) the independent accounting firms that audit the annual financial statements of Company and Parent will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests;

    D. Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used in the SEC's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Company.

    NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

    1. ACKNOWLEDGMENTS BY AFFILIATE. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, Company, and their respective Affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with his professional advisors, who are qualified to advise him with regard to such matters.

    2. REPRESENTATIONS, WARRANTIES AND COVENANTS RELATED TO POOLING OF INTERESTS. During the period beginning from the date hereof and ending on the day that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and Company, Affiliate will not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any securities or shares of Parent Common Stock received by Affiliate in connection with the Merger (any of the foregoing being referred to herein as a "TRANSFER"). Parent may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on Parent Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76 ( "DE MINIMIS TRANSFER"). Affiliate represents that he has taken no action constituting a Transfer (other than a De Minimis Transfer) during the period which began November 2, 1997 through and including the date hereof.

    3. REPRESENTATIONS, WARRANTIES AND COVENANTS RELATED TO TAX EFFECTS OF THE MERGER.

         (a) Affiliate is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), of such number of shares of the Company Capital Stock (including shares issuable upon exercise of options and warrants) as is indicated on the final page of this Agreement;

         (b) Affiliate has not engaged in a Sale (as defined below) of any shares of Company Capital Stock in contemplation of the Merger;

         (c) Affiliate has no plan or intention (a "PLAN") to engage in a sale, exchange, transfer, redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of more than 50% of the shares of Parent Common Stock to be received by Affiliate in the Merger;

         (d) If the undersigned is a partnership, then the term "SALE" as used in paragraph (3.2) above shall be deemed to include any distribution to the undersigned's partners unless no recipient of any such distribution will receive shares of Company Capital Stock representing 1% or more of the shares of Company Capital Stock presently outstanding;

         (e) The undersigned is not aware of, or participating in, any Plan on the part of the Affiliates of Company to engage in a Sale or Sales of the Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Date of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Company Capital Stock immediately prior to the Merger;

         (f) Affiliate understands that Company, Parent and their respective Affiliates, as well as legal counsel to Company and Parent (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code) will be relying on (a) the truth and accuracy of the representations contained herein and (b) Affiliate's performance of the obligations set forth herein.

    4. LEGENDS. Affiliate understands and agrees that stop transfer instructions will be given to Parent's transfer agent with respect to certificates evidencing any shares of Parent Common Stock that Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Parent are sometimes collectively referred to as "RESTRICTED SECURITIES"), or any option, right or other interest with respect to any Restricted Securities, and that there will be placed on the certificates evidencing the Restricted Securities legends stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED."

Parent agrees to remove promptly such stop transfer instructions and legend upon full compliance with this Agreement by the undersigned.

    5. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement pursuant to the provisions contained in Section 8 of the Reorganization Agreement.

    6.   MISCELLANEOUS.

         (a) COUNTERPARTS. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         (b) BINDING AGREEMENT. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, and devisees of Affiliate and pledgees holding Restricted Securities as collateral.

         (c) WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

         (d) GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

         (e) ATTORNEYS' FEES. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

         (f) EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         (g) THIRD PARTY RELIANCE. Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.







                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

NETSCAPE COMMUNICATIONS                AFFILIATE
CORPORATION



By:                                    By:
   ------------------------------         ------------------------------

Name:                                  Name:
     ----------------------------           ----------------------------

Title:                                 Title:
      ---------------------------            ---------------------------


                                       Affiliate's Address for Notice:

                                       ---------------------------------

                                       ---------------------------------

                                       ---------------------------------

KIVA SOFTWARE CORPORATION


By:
     ----------------------------

                                       Shares beneficially owned by Affiliate:
Name:
     ----------------------------
                                                 shares of Company Common Stock
Title:                                  --------
     ----------------------------
                                                 shares of Company Series A
                                        -------- Preferred Stock

                                                 shares of Company Series B
                                        -------- Preferred Stock

                                                 shares of Company Common Stock
                                        -------- issuable upon exercise of
                                                 outstanding options and
                                                 warrants


                   [SIGNATURE PAGE TO COMPANY AFFILIATE AGREEMENT]

                                                                      EXHIBIT E

                              PARENT AFFILIATE AGREEMENT


         This AFFILIATE AGREEMENT (this "AGREEMENT") is made as of November 24, 1997, by and between Netscape Communications Corporation, a Delaware corporation ("PARENT"), and the undersigned affiliate ("AFFILIATE") of Parent. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                       RECITALS

         A. Parent and Company, a California corporation ("COMPANY"), propose to enter into an Agreement and Plan of Reorganization ("REORGANIZATION AGREEMENT") pursuant to which a subsidiary of Parent will merge with and into Company ("MERGER"), and Company will become a subsidiary of Parent;

         B. Pursuant to the Merger, at the Effective Time outstanding shares of Company Capital Stock will be converted into the right to receive shares of Parent Common Stock;

         C.   It will be a condition to effectiveness of the Merger that
(i) the attorneys for each of Company and Parent will have delivered written opinions that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986 as amended (the "CODE"), and
(ii) the independent accounting firms that audit the annual financial statements of Company and Parent will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests;

         D. Affiliate may be deemed to be an "affiliate" of Parent, as the term "affiliate" is used in the SEC's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Parent.

         NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

         1. ACKNOWLEDGMENTS BY AFFILIATE. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, Company, and their respective Affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with his professional advisors, who are qualified to advise him with regard to such matters.

         2. COVENANTS RELATED TO POOLING OF INTERESTS. During the period beginning from the date hereof and ending on the day that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and Company, Affiliate will not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce his risk relative to any shares of Parent Common Stock (any of the foregoing being referred to herein as a "TRANSFER"). Parent may, at its discretion, place a stock transfer notice consistent with the foregoing with its transfer agent with respect to Affiliate's shares. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76 (a "DE MINIMIS TRANSFER"). Affiliate represents that he has taken no action constituting a Transfer (other than a De Minimis Transfer) during the period which began November 2, 1997 through and including the date hereof.

         3. BENEFICIAL OWNERSHIP OF STOCK. Affiliate is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), of such number of shares of Parent Common Stock, other equity securities of Parent and options, warrants or other rights to acquire equity securities of Parent as is indicated on the final page of this Agreement.

         4.   MISCELLANEOUS.

              (a) COUNTERPARTS. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

              (b) BINDING AGREEMENT. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns.

              (c) WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

              (d) GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

              (e) ATTORNEYS' FEES. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

              (f) EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

              (g) THIRD PARTY RELIANCE. Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.













                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

NETSCAPE COMMUNICATIONS                AFFILIATE
CORPORATION



By:                                    By:
   ---------------------------------      ---------------------------------
Name:                                  Name:
     -------------------------------        -------------------------------
Title:                                 Title:
      ------------------------------         ------------------------------

                                       Affiliate's Address for Notice:


                                       -------------------------------------

                                       -------------------------------------

                                       -------------------------------------


                                       Shares beneficially owned:

                                       ________ shares of Parent Common Stock

                                       ________ shares of Parent Common Stock
                                                issuable upon exercise of
                                                outstanding options and
                                                warrants



                    [SIGNATURE PAGE TO PARENT AFFILIATE AGREEMENT]

                                                                    EXHIBIT F

                             SHAREHOLDER VOTING AGREEMENT


         THIS SHAREHOLDER VOTING AGREEMENT (the "AGREEMENT") is made and entered into as of November 24, 1997, by and among Netscape Communications Corporation, a Delaware corporation ("PARENT"), KIVA Software Corporation, a California corporation (the "COMPANY") and the undersigned shareholder (the "SHAREHOLDER") of the Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                       RECITALS

         A. Concurrently with the execution of this Agreement, Parent, Knife Acquisition Corporation, a California corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company have entered into an Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company will be converted into the right to receive Parent Common Stock, as set forth in the Reorganization Agreement.

         B. The Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement (the "SHARES").

         C. In consideration of the execution of the Reorganization Agreement by Parent, the Shareholder agrees to restrict the transfer or disposition of any of the Shares, or any other shares of capital stock of the Company acquired by the Shareholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below), and agrees to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger and conversion of the Series A and Series B Preferred Stock of the Company into Common Stock of the Company, and agrees to grant Parent an irrevocable proxy to vote the Shares and any other such shares of capital stock of the Company upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, the parties agree as follows:

         1.   AGREEMENT TO RETAIN SHARES.

              1.1 TRANSFER AND ENCUMBRANCE. The Shareholder agrees, during the period beginning on the date hereof and ending on the Expiration Date, not to transfer, sell, exchange, pledge or otherwise dispose of or encumber (collectively, "TRANSFER") any of the Shares or any New Shares (as defined in Section 1.2 below). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (ii) the termination of the Reorganization Agreement in accordance with its terms.

              1.2 NEW SHARES. The Shareholder agrees that any shares of capital stock of the Company that the Shareholder purchases or with respect to which the Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, the Shareholder shall vote the Shares and any New Shares: (i) in favor of approval of the Reorganization Agreement and the Merger and in favor of any matter that could reasonably be expected to facilitate the Merger, (ii) against any liquidation or winding up of the Company and (iii) in favor of the conversion of each of the Series A and Series B Preferred Stock of the Company (in each case to the extent that the Shareholder is entitled to vote on such matter) into Common Stock of the Company prior to the Effective Time.

         3. NON-SOLICITATION AGREEMENT. The Shareholder agrees, prior to the Expiration Date, not to, directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to the Company or any of its subsidiaries to any person, other than Parent and its affiliates, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent and its affiliates, providing for the acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries by any person, other than by Parent and its affiliates. In the event that the Shareholder receives from any third party any offer or indication of interest (whether made in writing or otherwise) regarding any of the transactions referred to in the foregoing sentence, or any request for information about the Company with respect to any of the foregoing, then the Shareholder shall promptly communicate to Parent the material terms of each such offer, indication of interest, or request, including the identity of the third party.

         4. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, the Shareholder agrees to deliver to Parent a proxy in the form attached as EXHIBIT A (the "PROXY"), which shall be irrevocable to the extent provided in Section 705 of the General Corporation Law of the State of California, covering the total number of Shares and New Shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by the Shareholder set forth therein.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER. The Shareholder represents, warrants and covenants to Parent as follows: the
Shareholder: (i) is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law), and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         6. COVENANTS OF THE COMPANY. The Company hereby agrees and covenants that:

                   6.1 The Company will not, and will cause its stock transfer agent not to, register the transfer of any of the Shares or New Shares on the stock transfer ledger of the Company at any time prior to the Expiration Date; and

                   6.2 The Company agrees that any shares of capital stock of the Company (including Company Common Stock) that the Shareholder purchases or with respect to which the Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date shall be considered "New Shares" and subject to each of the terms and conditions of this Agreement.

         7. ADDITIONAL DOCUMENTS. The Shareholder and the Company hereby covenant and agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

         8. CONSENT AND WAIVER. The Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Shareholder is a party or pursuant to any rights the Shareholder may have.

         9. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

         10. LEGENDING OF SHARES. If so requested by Parent, Shareholder agrees that the Shares and any New Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Shareholder agrees that he shall not Transfer the Shares or any New Shares, without first having the aforementioned legend affixed to the certificates representing the Shares or any New Shares.

         11.  MISCELLANEOUS.

              11.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              11.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other parties.

              11.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

              11.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

              11.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to Parent:          Netscape Communications Corporation
                            501 East Middlefield Road
                            Mountain View, CA  94043
                            Attn:  Roberta R. Katz, Esq.
                            Telephone No.:  (650) 254-1900
                            Facsimile No.:   (650) 937-4126

     With a copy to:        Wilson Sonsini Goodrich & Rosati
                            650 Page Mill Road
                            Palo Alto, California 94304
                            Attn:  James N. Strawbridge, Esq.
                            Telephone No.:  (650) 493-9300
                            Facsimile No.:   (650) 493-6811

     If to Shareholder:     To the address for notice set forth on the last
                            page hereof.

     If  to The Company:    KIVA Software Corporation
                            1585 Charleston Road
                            Mountain View, CA  94043
                            Attn:  Chief Executive Officer
                            Telephone No.: (650) 526-3900
                            Facsimile No.:   (650) 429-4295

     With a copy to:        Cooley Godward LLP
                            3000 Sand Hill Road
                            Building 3, Suite 230
                            Menlo Park, California  94025
                            Attn:  Craig Dauchy
                            Telephone No.:  (650) 843-5000
                            Facsimile No.:   (650) 854-2691

     11.6 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     11.7 ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

     11.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     11.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


NETSCAPE COMMUNICATIONS            SHAREHOLDER
CORPORATION

By:                                By:
   ------------------------------     -----------------------------------
Name:                              Name:
     ----------------------------       ---------------------------------
Title:                             Title:
      ---------------------------        --------------------------------

                                   Shareholder's Address for Notice:


KIVA SOFTWARE CORPORATION


By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------

                                   Shares beneficially owned:

                                   __________ shares of Company Common Stock

                                   __________ shares of Company Series A
                                   Preferred Stock

                                   __________ shares of Company Series B
                                   Preferred Stock

                                   __________ shares of Company Common Stock issuable upon exercise of outstanding options and warrants



                   [SIGNATURE PAGE TO SHAREHOLDER VOTING AGREEMENT]

                                  IRREVOCABLE PROXY
                                       TO VOTE
                           KIVA SOFTWARE CORPORATION STOCK


     The undersigned shareholder of KIVA Software Corporation, a California corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by Section 705 of the General Corporation Law of the State of California) appoints the directors on the Board of Directors of Netscape Communications Corporation, a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of the Company as of the date of this Proxy are listed on the final page of this Proxy, along with the number of the share certificates which represent such Shares. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent provided in Section 705 of the General Corporation Law of the State of California), is granted pursuant to that certain Shareholder Voting Agreement dated as of November 24, 1997, by and among Parent, the Company and the undersigned shareholder (the "SHAREHOLDER AGREEMENT"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization dated as of November 24, 1997 (the "REORGANIZATION AGREEMENT"), by and among Parent, Knife Acquisition Corporation, a California corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company. The Reorganization Agreement provides for the merger of Merger Sub into the Company in accordance with its terms (the "MERGER") and the Shareholder is receiving a portion of the proceeds of the Merger. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (ii) the termination of the Reorganization Agreement in accordance with its terms.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 603 of the General Corporation Law of the State of California) at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting: (a) in favor of approval of the Merger and the Reorganization Agreement and in favor of any matter that could reasonably be expected to facilitate the Merger, (b) against any liquidation or winding up of the Company and (c) in favor of the conversion of each of the Series A and Series B

Preferred Stock of the Company (in each case to the extent that the Shareholder is entitled to vote on such matter) into Common Stock of the Company prior to the Effective Time. The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided in clauses (a), (b) and
(c) above. The undersigned Shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by Section 705 of the General Corporation Law of the State of California). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated: November _______, 1997   Signature of Shareholder:
                                                         ----------------------

                                Print Name of Shareholder:
                                                          ---------------------

                                Shares beneficially owned:

                                ___________ shares of Company Common Stock

                                ___________ shares of Company Series A
                                            Preferred Stock

                                ___________ shares of Company Series B
                                            Preferred Stock

                                ___________ shares of Company Common Stock
                                            issuable upon exercise of
                                            outstanding options and warrants

                                                                     EXHIBIT G

                 FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI


     Netscape Communications Corporation ("PARENT") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent and Merger Sub have all requisite corporate power and authority to own, operate and lease their properties.

     The shares (the "SHARES") of Parent Common Stock to be issued and delivered to the shareholders of KIVA Software Corporation, a California corporation (the "COMPANY"), in exchange for shares of Company Common Stock, will, when issued in accordance with the terms of the Reorganization Agreement, be validly issued, fully paid and nonassessable and free of liens, encumbrances or preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of Parent; provided, however, that the Shares may be subject to restriction on transfer under state and/or federal securities laws. The shares of Parent Common Stock which will be issuable upon exercise of Company Options to be assumed by Parent in accordance with the Reorganization Agreement have been duly reserved and authorized for issuance upon exercise of such options and, when issued in accordance with the respective terms of such options, such shares will be duly authorized and validly issued, fully paid and nonassessable. Assuming Company Options to be assumed by Parent in the Merger were valid and binding obligations of the Company prior to the assumption thereof and assuming the consummation of the Merger will not cancel or invalidate such options in accordance with their respective terms, such options will represent valid and binding obligations of Parent when assumed by Parent in accordance with terms of the Reorganization Agreement.

     Each of Parent and Merger Sub has all requisite corporate power and authority to enter into the Reorganization Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Reorganization Agreement, the performance by Parent and Merger Sub of their obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and have been approved by the Board of Directors of Parent and Merger Sub and the sole shareholder of Merger Sub. The Reorganization Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms.

     To our knowledge, there is no action, suit, proceeding, claim or governmental investigation pending or overtly threatened against Parent or Merger Sub which challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Reorganization Agreement.

                                                                    EXHIBIT H

                          FORM OF OPINION OF COOLEY GODWARD


     1. KIVA Software Corporation (the "COMPANY") is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to do business as a foreign corporation and in good standing in each state of the United States in which the failure to be so qualified would have a material adverse effect on the Company. The Company has the requisite corporate power and authority to own or lease its property and assets and to conduct its business as it is currently being conducted.

     2. Immediately prior to the Effective Time of the Merger: (a) the Company's authorized capital stock consisted of __________ shares of Common Stock, $____ par value, of which ________ shares were issued and outstanding;
(b) there were ________ shares of the Company's Common Stock reserved for issuance upon the exercise of outstanding stock options issued under the Option Plan; (c) there were ________ shares of the Company's Common Stock reserved for issuance upon the exercise of outstanding stock options and warrants issued outside the Option Plan; and (d) there were commitments to issue _________. All of such issued and outstanding shares had been duly authorized and validly issued, were fully paid and nonassessable and had been issued pursuant to exemptions from the registration and qualification requirements of applicable federal and state securities laws. To our knowledge, except as set forth above, there were immediately prior to the Effective Time of the Merger no options, warrants, conversion privileges or other rights outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities convertible into or exercisable for the Company's capital stock, nor was the Company obligated to repurchase any such securities.

     3. The Company has all requisite corporate power and authority to enter into the Reorganization Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Reorganization Agreement, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and its stockholders, respectively, and have been approved by the Board of Directors and stockholders of the Company. No other corporate proceeding on the part of the Company or its stockholders is necessary to authorize the execution and delivery of the Reorganization Agreement by the Company or the performance of the Company's obligations thereunder or the consummation of the transactions contemplated thereby. The Reorganization Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

     4. The execution and delivery by the Company of the Reorganization Agreement does not, and the consummation of the transactions contemplated thereby does not and will not: (a) violate any provision of the Company's Articles of Incorporation or Bylaws, (b) violate or contravene (i) any governmental statute, rule or regulation applicable to the Company or (ii) to our knowledge, any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company; or (c) constitute a material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any material agreement known to us to which the Company is a party.

     5. All consents, approvals, authorizations or orders of, and all filings, registrations and qualifications by the Company with, any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Reorganization Agreement have been made or obtained, except for the filing of the Agreement and Plan of Merger and documents related thereto with the Secretary of State of the State of California and for filings under applicable state securities laws.

     6. The Reorganization Agreement has been duly approved and adopted by the affirmative vote of a number of outstanding shares of Company Capital Stock that equals or exceeds the number of such shares required to approve the Reorganization Agreement under the California Corporations Code and the Company's Articles of Incorporation.

     7. To our knowledge, there is no action, suit, proceeding, claim or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Reorganization Agreement or that might result, either individually or in the aggregate, in any material adverse change in or to the assets, financial condition, prospects or operations of the Company, except as set forth on Schedule __ to the Reorganization Agreement.

     8. To our knowledge, the Company is not in violation, breach of, or in default with respect to, any material provision of any Contract, and, to our knowledge, no event has occurred which with or without notice or lapse of time or both would constitute such a violation, breach or default with respect to any material provision of any Contract, in any such case which violation, breach or default would, individually or in the aggregate, have a material adverse effect on the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation or Bylaws.

SCHEDULE 5.6--CERTAIN THIRD PARTY CONSENTS

1. Software License and Maintenance Agreement between the Company and Bank of America dated June 25, 1997

2. Software License and Service Agreement between the Company and Internet Shopping Network, Inc. dated December 2, 1996

3. End User License, pursuant to Purchase Order issued by Network Solutions Inc. --as modified between the Company and NSI in September 1997

4. Value Added Reseller Agreement between the Company and Omnes dated June 30, 1997

5. Master Equipment Lease Agreement Number 146 between the Company and Lighthouse Capital Partners II, L.P. dated October 11, 1996

6.   Rental Agreements between the Company and Target Computer Rental

SCHEDULE 5.12--COMPANY AFFILIATE LIST

Keng S. Lim
517 Martinique Drive
Redwood City, CA  94065

Amal Johnson
120 Crest Road
Woodside, CA  94062

Peter Nieh
Weiss, Peck & Greer
555 California Street, Suite 4760
San Francisco, CA  94104

Alexander Glass
75 Windsor Court
Danville, CA  94506

Dave Strohm
Greylock Equity Limited Partnership
755 Page Mill Road
Building A, Suite 100
Palo Alto, CA  94304

Robert Chamberlain
726 Ramona
Palo Alto, CA  94301

Philip Van Etten
KIVA Software
1585 Charleston Road
Mountain View, CA  94043

Ronald DeHoff
841 Seale Avenue
Palo Alto, CA  94303

SCHEDULE 5.13--STOCKHOLDERS SIGNING VOTING AGREEMENTS

COMMON HOLDERS SIGNING VOTING AGREEMENT

Keng Lim
517 Martinique Drive
Redwood City, CA  94065

Maria Lim
517 Martinique Drive
Redwood City, CA  94065

Stephen Yen
1973 Monroe Street
Santa Clara, CA  95050

Insik Rhee
300 Baltic Circle #322
Redwood Shores, CA  94065


PREFERRED HOLDERS SIGNING VOTING AGREEMENT

Gill Cogan
WPG Enterprise Fund II, L.P.
555 California Street, Suite 4760
San Francisco, CA  94104

Peter Nieh
Weiss Peck & Greer Venture Associates III, L.P.
555 California Street, Suite 4760
San Francisco, CA  94104

David Strohm
Greylock Equity Limited Partnership
755 Page Mill Road
Building A, Suite 100
Palo Alto, CA  94304

Arnold Silverman
Discovery Ventures II, LLC
3000 Sand Hill Road
Building 3, Suite 210
Menlo Park, CA  94025

Larry Orr
Trinity Ventures V, L.P.
155 Bovet Road, Suite 660
San Mateo, CA  94402

Promod Haque
Norwest Equity Partners V, A Limited Partnership
245 Lytton Avenue, Suite 250
Palo Alto, CA  94301-1426

Gill Cogan
WPG Enterprise Fund II, L.P.
555 California Street, Suite 4760
San Francisco, CA  94014

Peter Nieh
Weiss, Peck & Greer Venture Associates III, L.P.
555 California Street, Suite 4760
San Francisco, CA  94104

Arnold Silverman
Discovery Ventures II, LLC
3000 Sand Hill Road
Building 3, Suite 210
Menlo Park, CA  94025

SCHEDULE 6.2(C)--THIRD PARTY CONSENTS REQUIRED OF PARENT

None

SCHEDULE 3.2--CERTAIN CONSENTS, WAIVERS AND APPROVALS

None.